Table of Contents

Post-Qualification Offering Circular Amendment No. 1

File No. 024-10931

Preliminary Offering Circular dated July 30, 2019

An Offering Statement pursuant to Regulation A relating to these securities has been filed with the Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the Offering Statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the Offering Statement in which such Final Offering Circular was filed may be obtained.

FOR THE EARTH, INC.

$500,000

5,000,000,000  SHARES OF CLASS A COMMON STOCK

OFFERED BY THE COMPANY AT $0.0001 PER SHARE

This is the public offering of securities of For the Earth, Inc., a Delaware corporation. We are offering 5,000,000,000 shares of our common stock, par value $0.00001 ("Common Stock"), at an offering price of $0.0001 per share (the "Offered Shares") by the Company. This Offering will terminate twelve months from the day the Offering is qualified, subject to extension for up to thirty (30) days as defined below or the date on which the maximum offering amount is sold (such earlier date, the "Termination Date"). The minimum purchase requirement per investor is 1,000,000 Offered Shares ($1,000); however, we can waive the minimum purchase requirement on a case-by-case basis in our sole discretion.

These securities are speculative securities. Investment in the Company’s stock involves significant risk. You should purchase these securities only if you can afford a complete loss of your investment. See the “Risk Factors” section on page 4 of this Offering Circular.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

Subscriptions are irrevocable and the purchase price is non-refundable as expressly stated in this Offering Circular. The Company, by determination of the Board of Directors, in its sole discretion, may issue the Securities under this Offering for cash, promissory notes, services, and/or other consideration without notice to subscribers. All proceeds received by the Company from subscribers for this Offering will be available for use by the Company upon acceptance of subscriptions for the Securities by the Company.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous Offering pursuant to Rule 251(d)(3)(i)(F).

This Offering will be conducted on a “best-efforts” basis, which means our Officers will use their commercially reasonable best efforts in an attempt to offer and sell the Shares. Our Officers will not receive any commission or any other remuneration for these sales. In offering the securities on our behalf, the Officers will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934, as amended.

This Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful, prior to registration or qualification under the laws of any such state.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” beginning on page 4 for a discussion of certain risks that you should consider in connection with an investment in our Common Stock.

	Per Share	Total Maximum
Public Offering Price (1)(2)	$0.0001	$500,000.00
Underwriting Discounts and Commissions (3)	$0.0000	$0
Proceeds to Company (4)	$0.0001	$500,000.00

(1)	We are offering shares on a continuous basis. See “Distribution – Continuous Offering.”
(2)	This is a “best efforts” offering. The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds. See “How to Subscribe.”
(3)	We are offering these securities without an underwriter.
(4)	Excludes estimated total offering expenses, including underwriting discount and commissions. Such expenses, will be approximately $400,000 assuming the maximum offering amount is sold.

Our Board of Directors used its business judgment in setting a value of $0.0001 per share to the Company as consideration for the stock to be issued under the Offering. The sales price per share bears no relationship to our book value or any other measure of our current value or worth.

THE U.S. SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this Offering Circular is July 30, 2019

We are offering to sell, and seeking offers to buy, our securities only in jurisdictions where such offers and sales are permitted. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with any information other than the information contained in this Offering Circular. The information contained in this Offering Circular is accurate only as of its date, regardless of the time of its delivery or of any sale or delivery of our securities. Neither the delivery of this Offering Circular nor any sale or delivery of our securities shall, under any circumstances, imply that there has been no change in our affairs since the date of this Offering Circular. This Offering Circular will be updated and made available for delivery to the extent required by the federal securities laws.

In this Offering Circular, unless the context indicates otherwise, references to "For the Earth", "we", the "Company", "our" and "us" refer to the activities of and the assets and liabilities of the business and operations of For the Earth, Inc.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements under "Summary", "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Our Business" and elsewhere in this Offering Circular constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar matters that are not historical facts. In some cases, you can identify forward-looking statements by terms such as "anticipate", "believe", "could", "estimate", "expect", "intend", "may", "plan", "potential", "should", "will" and "would" or the negatives of these terms or other comparable terminology.

You should not place undue reliance on forward looking statements. The cautionary statements set forth in this Offering Circular, including in "Risk Factors" and elsewhere, identify important factors which you should consider in evaluating our forward-looking statements. These factors include, among other things:

•	The speculative nature of the business we intend to develop;

•	Our reliance on suppliers and customers;

•	Our dependence upon external sources for the financing of our operations, particularly given that there are concerns about our ability to continue as a “going concern”;

•	Our ability to effectively execute our business plan;

•	Our ability to manage our expansion, growth and operating expenses;

•	Our ability to finance our businesses;

•	Our ability to promote our businesses;

•	Our ability to compete and succeed in highly competitive and evolving businesses;

•	Our ability to respond and adapt to changes in technology and customer behavior; and

•	Our ability to protect our intellectual property and to develop, maintain and enhance strong brands.

Although the forward-looking statements in this Offering Circular are based on our beliefs, assumptions and expectations, taking into account all information currently available to us, we cannot guarantee future transactions, results, performance, achievements or outcomes. No assurance can be made to any investor by anyone that the expectations reflected in our forward-looking statements will be attained, or that deviations from them will not be material and adverse. We undertake no obligation, other than as maybe be required by law, to re-issue this Offering Circular or otherwise make public statements updating our forward-looking statements.

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SUMMARY

This summary highlights selected information contained elsewhere in this Offering Circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our Common Stock. You should carefully read the entire Offering Circular, including the risks associated with an investment in the company discussed in the “Risk Factors” section of this Offering Circular, before making an investment decision. Some of the statements in this Offering Circular are forward-looking statements. See the section entitled "Cautionary Statement Regarding Forward-Looking Statements."

Company Information

The Company, sometimes referred to herein as "we," "us,” “our," and the "Company" and/or "For the Earth" was incorporated on December 16, 1993 under the laws of the State of Delaware, to engage in any lawful corporate undertaking. On January 27, 2011, the Company changed its name to For The Earth Corporation from Medjet Inc. Our fiscal year-end date is December 31.

For the Earth, Inc. offices are located at 20 E Thomas Rd., Suite 2200, Phoenix, AZ 85012. Our telephone number is 602-502-0602 and our Email address is INFO@FTEGCORP.COM

For The Earth Corporation is a company that sells 100% non-toxic, biodegradable green products ranging from an odor elimination solution, and an entire line of all-natural cleaning products and health care products. The company's mission is to create green and biodegradable products that provide effective and sustainable solutions for people, pets and the Planet Earth.

Section 15(g) of the Securities Exchange Act of 1934

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended that imposes additional sales practice requirements on broker/dealers who sell such securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $10,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). For transactions covered by the Rule, the broker/dealer must make a special suitability determination for the purchase and have received the purchaser’s written agreement to the transaction prior to the sale. Consequently, the Rule may affect the ability of broker/dealers to sell our securities and also may affect your ability to sell your shares in the secondary market.

Section 15(g) also imposes additional sales practice requirements on broker/dealers who sell penny securities. These rules require a one-page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as bid and offer quotes, a dealers spread and broker/dealer compensation; the broker/dealer compensation, the broker/dealers’ duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers’ rights and remedies in cases of fraud in penny stock transactions; and, the FINRA’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

Dividends

The Company has not declared or paid a cash dividend to stockholders since it was organized and does not intend to pay dividends in the foreseeable future. The board of directors presently intends to retain any earnings to finance our operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon the Company's earnings, capital requirements and other factors.

Trading Market

Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “FTEG.”

No Plans for Change in Control or Merger

The Company has no present plans to be acquired or merge with another company, nor does the Company, nor any of its shareholders, have plans to enter into a change of control or similar transaction.

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THE OFFERING

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Issuer:	For the Earth, Inc.

Securities offered:	A maximum of 5,000,000,000 shares of our common stock, par value $0.00001 (“Common Stock”) at an offering price of $0.0001 per share (the “Offered Shares”). (See “Distribution.”)

Number of shares of Common Stock outstanding before the offering	4,801,506,953 issued and outstanding as of June 30, 2019

Number of shares of Common Stock to be outstanding after the offering	9,801,506,953 shares, if the maximum amount of Offered Shares are sold

Price per share:	$0.0001

Maximum offering amount:	5,000,000,000 shares at $0.0001 per share, or $500,000 (See “Distribution.”)

Trading Market:	Our Common Stock is traded in the OTCMarket Pink Open Market under the stock symbol “FTEG.”

Use of proceeds:	If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses) will be $475,000. We will use these net proceeds for working capital and other general corporate purposes.

Risk factors:

Investing in our Common Stock involves a high degree of risk, including:

Immediate and substantial dilution.

Limited market for our stock.

Limited operational history in an emerging industry.

See “Risk Factors.”

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RISK FACTORS

______

The following is only a brief summary of the risks involved in investing in our Company. Investment in our Securities involves risks. You should carefully consider the following risk factors in addition to other information contained in this Disclosure Document. The occurrence of any of the following risks might cause you to lose all or part of your investment. Some statements in this Document, including statements in the following risk factors, constitute “Forward-Looking Statements.”

The price of our common stock may be volatile.

If we are able to get a trading market for our stock, the trading price of our common stock is likely to remain highly volatile and could be subject to wide fluctuations in response to various factors, some of which are beyond our control or unrelated to our operating performance. In addition to the factors discussed in this “Risk Factors” section and elsewhere, these factors include: the operating performance of similar companies; the overall performance of the equity markets; the announcements by us or our competitors of acquisitions, business plans, or commercial relationships; threatened or actual litigation; changes in laws or regulations relating to the provision of health care or the sale of health insurance; any major change in our board of directors or management; publication of research reports or news stories about us, our competitors, or our industry or positive or negative recommendations or withdrawal of research coverage by securities analysts; large volumes of sales of our shares of common stock by existing stockholders; and general political and economic conditions.

In addition, the stock market in general, and the market for developing companies in particular, has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies’ securities This litigation, if instituted against us, could result in very substantial costs; divert our management’s attention and resources; and harm our business, operating results, and financial condition.

Doubts About Ability to Continue as a Going Concern

The Company is an early stage enterprise and has not commenced planned principal operations. The Company had no revenues to date and minimal capitalization. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

There can be no assurance that sufficient funds required during the next year or thereafter will be generated from operations or that funds will be available from external sources, such as debt or equity financings or other potential sources. The lack of additional capital resulting from the inability to generate cash flow from operations, or to raise capital from external sources would force the Company to substantially curtail or cease operations and would, therefore, have a material adverse effect on its business. Furthermore, there can be no assurance that any such required funds, if available, will be available on attractive terms or that they will not have a significant dilutive effect on the Company’s existing stockholders.

The Company intends to overcome the circumstances that impact its ability to remain a going concern through a combination of the commencement of revenues, with interim cash flow deficiencies being addressed through additional equity and debt financing. The Company anticipates raising additional funds through public or private financing, strategic relationships or other arrangements in the near future to support its business operations; however, the Company may not have commitments from third parties for a sufficient amount of additional capital. The Company cannot be certain that any such financing will be available on acceptable terms, or at all, and its failure to raise capital when needed could limit its ability to continue its operations. The Company’s ability to obtain additional funding will determine its ability to continue as a going concern. Failure to secure additional financing in a timely manner and on favorable terms would have a material adverse effect on the Company’s financial performance, results of operations and stock price and require it to curtail or cease operations, sell off its assets, seek protection from its creditors through bankruptcy proceedings, or otherwise. Furthermore, additional equity financing may be dilutive to the holders of the Company’s common stock, and debt financing, if available, may involve restrictive covenants, and strategic relationships, if necessary to raise additional funds, and may require that the Company relinquish valuable rights. Please see Financial Statements – Note 1. Nature of Operations and Basis of Presentation – Going Concern for further information.

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Risks Relating to Our Financial Condition

We have limited operational history in an emerging industry, making it difficult to accurately predict and forecast business operations.

As we have little or no operational history and have yet to generate revenue, it is extremely difficult to make accurate predictions and forecasts on our finances. This is compounded by the fact that we operate in transforming industries. There is no guarantee that our products or services will remain attractive to potential and current users as these industries undergo rapid change, or that potential customers will utilize our services.

We lack consumer awareness

Consumers are not aware of our Company and our products. This will necessitate For The Earth to employ a multi-pronged marketing and distribution strategy. This will include but not be limited to online networks, and home-based business opportunities.

As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced a net profit and may not in the near future, if at all. While we expect our revenue to grow, we have not achieved profitability and cannot be certain that we will be able to sustain our growth rate or realize sufficient revenue to achieve profitability. Our ability to continue as a going concern may be dependent upon raising capital from financing transactions, increasing revenue throughout the year and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

We will require additional capital to support business growth, and this capital might not be available on acceptable terms, if at all.

We intend to continue to make investments to support our business growth and may require additional funds to respond to business challenges, including the need to update our technology, improve our operating infrastructure or acquire complementary businesses and technologies. Accordingly, we will need to engage in continued equity or debt financings to secure additional funds. If we raise additional funds through future issuances of equity or convertible debt securities, our existing stockholders could suffer significant dilution, and any new equity securities we issue could have rights, preferences and privileges superior to those of our common stock. Any debt financing that we secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities, including potential acquisitions. We may not be able to obtain additional financing on terms favorable to us, if at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth and to respond to business challenges could be impaired, and our business may be harmed.

We are highly dependent on the services of our key executive, the loss of whom could materially harm our business and our strategic direction. If we lose key management or significant personnel, cannot recruit qualified employees, directors, officers, or other personnel or experience increases in our compensation costs, our business may materially suffer.

We are highly dependent on our management, specifically Mr. Nelson Grist. As of December 1, 2018, we have Employment Agreements in place with Mr. Grist. If we lose key employees, our business may suffer. Furthermore, our future success will also depend in part on the continued service of our management personnel and our ability to identify, hire, and retain additional key personnel. We do not carry “key-man” life insurance on the lives of any of our executives, employees or advisors. We experience intense competition for qualified personnel and may be unable to attract and retain the personnel necessary for the development of our business. Because of this competition, our compensation costs may increase significantly.

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We may be unable to manage growth, which may impact our potential profitability.

Successful implementation of our business strategy requires us to manage our growth. Growth could place an increasing strain on our management and financial resources. To manage growth effectively, we will need to:

•	Establish definitive business strategies, goals and objectives;
•	Maintain a system of management controls; and
•	Attract and retain qualified personnel, as well as develop, train, and manage management-level and other employees.

If we fail to manage our growth effectively, our business, financial condition, or operating results could be materially harmed, and our stock price may decline.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes all other companies that are in the business of lighting and home supply related technologies. A highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

We may not be able to compete successfully with other established companies offering the same or similar services and, as a result, we may not achieve our projected revenue and user targets.

If we are unable to compete successfully with other businesses in our existing market, we may not achieve our projected revenue and/or customer targets. We compete with both start-up and established lighting and home supply companies. Compared to our business, some of our competitors may have greater financial and other resources, have been in business longer, have greater name recognition and be better established in our markets.

Risks Relating to our Common Stock and Offering

Our Common Stock may be thinly traded, so you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Common Stock may be thinly traded on the OTC Pink Open Market, meaning that the number of persons interested in purchasing our shares at, or near ask prices at any given time, may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer, which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock may be particularly volatile given our status as a relatively unknown company with a small and thinly traded public float, limited operating history, and lack of revenue, which could lead to wide fluctuations in our share price. The price at which you purchase our shares may not be indicative of the price that will prevail in the trading market. You may be unable to sell your common shares at or above your purchase price, which may result in substantial losses to you.

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The market for our shares of common stock may be characterized by significant price volatility when compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. The volatility in our share price is attributable to a number of factors. First, as noted above, our shares may be sporadically traded. As a consequence of this lack of liquidity, the trading of relatively small quantities of shares may disproportionately influence the price of those shares in either direction. The price for our shares could, for example, decline precipitously in the event that a large number of our shares is sold on the market without commensurate demand, as compared to a seasoned issuer which could better absorb those sales without adverse impact on its share price. Secondly, we are a speculative investment due to, among other matters, our limited operating history and lack of revenue or profit to date, and the uncertainty of future market acceptance for our potential products. As a consequence of this enhanced risk, more risk-averse investors may, under the fear of losing all or most of their investment in the event of negative news or lack of progress, be more inclined to sell their shares on the market more quickly and at greater discounts than would be the case with the securities of a seasoned issuer. The following factors may add to the volatility in the price of our shares: actual or anticipated variations in our quarterly or annual operating results; government regulations, announcements of significant acquisitions, strategic partnerships or joint ventures; our capital commitments and additions or departures of our key personnel. Many of these factors are beyond our control and may decrease the market price of our shares regardless of our operating performance. We cannot make any predictions or projections as to what the prevailing market price for our shares will be at any time, including as to whether our shares will sustain their current market prices, or as to what effect the sale of shares or the availability of shares for sale at any time will have on the prevailing market price.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The possible occurrence of these patterns or practices could increase the volatility of our share price.

The market price of our common stock may be volatile and adversely affected by several factors.

The market price of our common stock could fluctuate significantly in response to various factors and events, including, but not limited to:

•	our ability to market our products and services;
•	our ability to execute our business plan;
•	operating results below expectations;
•	our issuance of additional securities, including debt or equity or a combination thereof;
•	announcements of technological innovations or new products by us or our competitors;
•	loss of any strategic relationship;
•	industry developments, including, without limitation, changes in healthcare policies or practices;
•	economic and other external factors;
•	period-to-period fluctuations in our financial results; and
•	whether an active trading market in our common stock develops and is maintained.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock. Issuers using the Alternative Reporting standard for filing financial reports with OTC Markets are often subject to large volatility unrelated to the fundamentals of the company.

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We do not expect to pay dividends in the future; any return on investment may be limited to the value of our common stock.

We do not currently anticipate paying cash dividends in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. Our current intention is to apply net earnings, if any, in the foreseeable future to increasing our capital base and development and marketing efforts. There can be no assurance that the Company will ever have sufficient earnings to declare and pay dividends to the holders of our common stock, and in any event, a decision to declare and pay dividends is at the sole discretion of our board of directors. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

Our issuance of additional shares of Common Stock, or options or warrants to purchase those shares, would dilute your proportionate ownership and voting rights.

We are entitled under our articles of incorporation to issue up to 10,000,000,000 shares of common stock. We have issued and outstanding, as of the date of this Offering Circular, 2,438,506,953 shares of common stock. In addition, we are entitled under our Articles of Incorporation to issue “blank check” preferred stock, none of which is presently issued or outstanding. Our board may generally issue shares of common stock, preferred stock, options, or warrants to purchase those shares, without further approval by our shareholders based upon such factors as our board of directors may deem relevant at that time. It is likely that we will be required to issue a large amount of additional securities to raise capital to further our development. It is also likely that we will issue a large amount of additional securities to directors, officers, employees and consultants as compensatory grants in connection with their services, both in the form of stand-alone grants or under our stock plans. We cannot give you any assurance that we will not issue additional shares of common stock, or options or warrants to purchase those shares, under circumstances we may deem appropriate at the time.

The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains provisions that eliminate the liability of our directors for monetary damages to our company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and shareholders.

We may become involved in securities class action litigation that could divert management’s attention and harm our business.

The stock market in general, and the shares of early stage companies in particular, have experienced extreme price and volume fluctuations. These fluctuations have often been unrelated or disproportionate to the operating performance of the companies involved. If these fluctuations occur in the future, the market price of our shares could fall regardless of our operating performance. In the past, following periods of volatility in the market price of a particular company’s securities, securities class action litigation has often been brought against that company. If the market price or volume of our shares suffers extreme fluctuations, then we may become involved in this type of litigation, which would be expensive and divert management’s attention and resources from managing our business.

As a public company, we may also from time to time make forward-looking statements about future operating results and provide some financial guidance to the public markets. Our management has limited experience as a management team in a public company and as a result, projections may not be made timely or set at expected performance levels and could materially affect the price of our shares. Any failure to meet published forward-looking statements that adversely affect the stock price could result in losses to investors, stockholder lawsuits or other litigation, sanctions or restrictions issued by the SEC.

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Our common stock will be deemed a “penny stock,” which will make it more difficult for our investors to sell their shares.

The SEC has adopted Rule 15g-9 which establishes the definition of a “penny stock,” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a person’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination, and that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock if and when such shares are eligible for sale and may cause a decline in the market value of its stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading, and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities, and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

As an issuer of a “penny stock,” the protection provided by the federal securities laws relating to forward-looking statements does not apply to us.

Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

As an issuer not required to make reports to the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, holders of restricted shares may not be able to sell shares into the open market as Rule 144 exemptions may not apply.

Under Rule 144 of the Securities Act of 1933, holders of restricted shares may avail themselves of certain exemptions from registration if the holder and the issuer meet certain requirements. As a company that is not required to file reports under Section 13 or 15(d) of the Securities Exchange Act, referred to as a non-reporting company, we may not, in the future, meet the requirements for an issuer under 144 that would allow a holder to qualify for Rule 144 exemptions. In such an event, holders of restricted stock would have to utilize another exemption from registration or rely on a registration statement to be filed by the Company registering the restricted stock. Although the Company currently plans to file either a Form 10 or S-1 with the Commission upon the conclusion of the Regulation A offering, there can be no guarantee that the Company will be able to fulfill one of these registration statements, which could have an adverse effect on our shareholders.

Securities analysts may elect not to report on our common stock or may issue negative reports that adversely affect the stock price.

At this time, no securities analysts provide research coverage of our common stock, and securities analysts may not elect to provide such coverage in the future. It may remain difficult for our company, with its small market capitalization, to attract independent financial analysts that will cover our common stock. If securities analysts do not cover our common stock, the lack of research coverage may adversely affect the stock’s actual and potential market price. The trading market for our common stock may be affected in part by the research and reports that industry or financial analysts publish about our business. If one or more analysts elect to cover our company and then downgrade the stock, the stock price would likely decline rapidly. If one or more of these analysts cease coverage of our company, we could lose visibility in the market, which, in turn, could cause our stock price to decline. This could have a negative effect on the market price of our common stock.

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Because our director and officer currently and for the foreseeable future will continue to control For the Earth, Inc., it is not likely that you will be able to elect directors or have any say in the policies of For the Earth, Inc.

Our shareholders are not entitled to cumulative voting rights. Consequently, the election of directors and all other matters requiring shareholder approval will be decided by majority vote. Our management controls our common stock voting rights. Due to such significant ownership position held by our insider, new investors may not be able to affect a change in our business or management, and therefore, shareholders would have no recourse as a result of decisions made by management.

In addition, sales of significant amounts of shares held by our directors, officers or affiliates, or the prospect of these sales, could adversely affect the market price of our common stock. Management’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Since we intend to retain any earnings for development of our business for the foreseeable future, you will likely not receive any dividends for the foreseeable future.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

Risks Related to Our Business

As we currently purchase all of our product supply requirements from outside sources and have no in-house product manufacturing capability, any business complications arising with either our suppliers or with our suppliers relationship could create adverse consequences with our product supply chain.

We currently contract with outside specialty manufacturing companies for the production and supply of 100% of our product needs.  We have no in-house product manufacturing capability and, therefore, are exposed to potential product supply disruptions caused by adverse business circumstances with our suppliers (for example, raw material shortages, plant breakdowns and other adverse circumstances affecting the supply of our products from suppliers).  There can be no assurances that, in the event of a supply disruption, we would be able to quickly contract with another manufacturer for the continued supply of our products. We, therefore, could be without adequate supply of our products and could lose sales for an extended period of time as a result.

Products developed by our competitors could severely impact our product commercialization and customer acceptance efforts, thereby reducing the sales of our products and severely impacting our ability to meet our sales goals or to continue operations.

We face competition from companies who are developing and marketing products similar to those we are developing and marketing. Industry has spawned a large number of efforts to create technologies that result in products that can compete with ours. These companies have significantly greater marketing, financial and managerial resources than us. We cannot provide any assurance that our competitors will not succeed in developing and distributing products that will render our products obsolete or non-competitive. Such competition could potentially force us out of business.

We have no revenues to date, and we have made no provision for any contingency, unexpected expenses or increases in costs that may arise.

We have no from operations to date. The principal shareholder of the Company has provided operational funding to use for operating expenses or research and development. Since inception, we have been able to cover our operating losses from debt and equity financing. These sources of funds may not be available to cover future operating losses. If we are not able to obtain adequate sources of funds to operate our business we may not be able to continue as a going concern.

Our business strategy and plans could be adversely affected in the event we need additional financing and are unable to obtain such funding when needed. It is possible that our available funds may not be sufficient to meet our operating expenses, development plans, and capital expenditures for the next twelve months. Insufficient funds may prevent us from implementing our business strategy or may require us to delay, scale back or eliminate certain opportunities for the commercialization of our products. If we cannot obtain necessary funding, then we may be forced to cease operations.

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We may experience delays in resolving unexpected technical issues arising in completing development of new products that will increase development costs and postpone anticipated sales and revenues.

As we develop, refine and implement our products, we may have to solve technical, manufacturing and/or equipment-related issues. Some of these issues are ones that we cannot anticipate because the products we are developing is new. If we must revise existing manufacturing processes or order specialized equipment to address a particular issue, we may not meet our projected timetable for bringing commercial operations on line. Such delays may interfere with our projected operating schedules, delay our receipt of licensing and royalty revenues from operations and decrease royalties from operations.

The market in which we are attempting to sell our products is highly competitive and may attract significant additional research and development in coming years.

The market for our products may become highly competitive on a global basis, with a number of competitors gaining significantly greater resources and greater market share than us. Because of greater resources and more widely accepted brand names, many of our competitors may be able to adapt more quickly to changes in the markets we have targeted or devote greater resources to the development and sale of new products. Our ability to compete is dependent on our emerging products that may take some time to develop market acceptance. To improve our competitive position, we may need to make significant ongoing investments in service and support, marketing, sales, research and development and intellectual property protection. We may not have sufficient resources to continue to make such investments or to secure a competitive position within the market we target.

Our business depends on the protection of our intellectual property and may suffer if we are unable to adequately protect such intellectual property.

Our success and ability to compete are substantially dependent upon our intellectual property. We may rely on patent laws, trade secret protection and confidentiality or license agreements with our employees, consultants, strategic partners and others to protect our intellectual property rights. At this point in time, our products is not patented. The steps we take to protect our intellectual property rights may be inadequate. There are events that are outside of our control that pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which we license our products. Also, the efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any impairment of our intellectual property rights could harm our business and our ability to compete. Also, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results. In addition, other parties may independently develop similar or competing technologies designed around any patents that may be issued to us.

Third parties may invalidate our products.

Third parties may seek to challenge, invalidate, circumvent or render unenforceable any patents or proprietary rights owned by or licensed to us based on, among other things:

•	subsequently discovered prior art;

•	lack of entitlement to the priority of an earlier, related application; or

•	failure to comply with the written description, best mode, enablement or other applicable requirements.

United States patent law requires that a patent must disclose the “best mode” of creating and using the invention covered by a patent. If the inventor of a patent knows of a better way, or “best mode,” to create the invention and fails to disclose it, that failure could result in the loss of patent rights. Our decision to protect certain elements of our proprietary technologies as trade secrets and to not disclose such technologies in patent applications, may serve as a basis for third parties to challenge and ultimately invalidate certain of our related patents based on a failure to disclose the best mode of creating and using the invention claimed in the applicable patent. If a third party is successful in challenging the validity of our patents, our inability to enforce our intellectual property rights could seriously harm our business.

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We may be liable for infringing the intellectual property rights of others.

Our products may be the subject of claims of intellectual property infringement in the future. Our products may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time-consuming, expensive to litigate or settle, could divert resources and attention and could require us to obtain a license to use the intellectual property of third parties. We may be unable to obtain licenses from these third parties on favorable terms, if at all. Even if a license is available, we may have to pay substantial royalties to obtain it. If we cannot defend such claims or obtain necessary licenses on reasonable terms, we may be precluded from offering most or all of products and our business and results of operations will be adversely affected.

If we are unable to protect our products and intellectual property from use by competitors, there is a risk that we will sustain losses, or that our business could fail.

Our success will depend, in part, on our ability to obtain and enforce intellectual property protection for our products in both the United States and other countries. We may take steps to protect our intellectual property through patent applications in the United States Patent and Trademark Office and its international counterparts under the Patent Cooperation Treaty. We cannot provide any assurance that patents will be issued as a result of these applications or that, with respect to any patents, issued or pending, the claims allowed are, or will be, sufficiently broad enough to protect the key aspects of our products, or that the patent laws will provide effective legal or injunctive remedies to stop any infringement of our patents.  In addition, we cannot provide assurance that any patent rights owned by us will not be challenged, invalidated or circumvented, or that our competitors will not independently develop or patent technologies that are substantially equivalent or superior to our products. If we are forced to defend our patents in court, well-funded adversaries could use such actions as part of a strategy for depleting the resources of a small company such as ours. We cannot provide assurance that we will have sufficient resources to successfully prosecute our interests in any litigation that may be brought.

We face intense competition, and many of our competitors have substantially greater resources than we do.

We operate in a highly competitive environment. In addition, the competition in the market for products such as ours may intensify in the future. There are numerous well-established companies and smaller entrepreneurial companies based in the United States with significant resources who are developing and marketing products and services that will compete with our products. In addition, many of our current and potential competitors have greater financial, operational and marketing resources. These resources may make it difficult for us to compete with them in the development and marketing of our products, which could harm our business.

Failure to meet customers’ expectations or deliver expected performance of our products could result in losses and negative publicity, which will harm our business.

If our products fail to perform in the manner expected by our customers, then our revenues may be delayed or lost due to adverse customer reaction, negative publicity about us and our products, which could adversely affect our ability to attract or retain customers. Furthermore, disappointed customers may initiate claims for substantial damages against us, regardless of our responsibility for such failure.

If we are unable to meet customer demand or comply with quality regulations, our sales will suffer.

In order to achieve our business objectives, we may need to significantly expand our capabilities to produce the quantities necessary to meet demand. We may encounter difficulties in scaling-up production of our products, including problems involving production capacity and yields, quality control and assurance, component supply and shortages of qualified personnel. In addition, the manufacturing facilities producing our products are subject to periodic inspections by governmental regulatory agencies. Our success will depend in part upon the ability to manufacture our products in compliance with regulatory requirements. Our business will suffer if we do not succeed in manufacturing our products on a timely basis and with acceptable manufacturing costs while at the same time maintaining good quality control and complying with applicable regulatory requirements.

Because of the nature of our products, we may be subject to government approvals and regulations that reduce or prevent our ability to commercialize our products, increase our costs of operations and decrease our ability to generate income.

We are subject to United States and international laws and regulations regarding the products we sell. There is no single regulatory authority to which we must apply for certification or approval to sell our products in the United States, or outside its borders. Any changes in policy or regulations by regulatory agencies in countries in which we intend to do business may cause delays or rejections of our attempts to obtain necessary approvals for the sale of our products.

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There can be no assurance that we will obtain regulatory approvals and certifications for our products in all of the markets we seek to conduct business. Even if we are granted such regulatory approvals and certifications, we may be subject to limitations imposed on the use of our products. In the future, we may be required to comply with certain restrictive regulations, or potential future regulations, rules, or directives that could adversely impact our ability to sell our products. We cannot guarantee that restrictive regulations will not, in the future, be imposed. Such potential regulatory conditions or compliance with such regulations may increase our cost of operations or decrease our ability to generate income.

The Company has no recent operating history.

The Company was formed on December 16, 1993 and has had no recent operations. Without the capital being solicited in the Offering, the Company will be unable to sustain active operations for a protracted period. The Company is, therefore, in its initial development stage. Potential investors should be aware of the difficulties normally encountered by a new enterprise. There is no evidence at this time upon which to base an assumption that the Company will be able to operate profitably.

Our management staff has significant control over our business and operations.

All decisions with respect to the operation of the Company will be made by the Company’s Director and Officer. Thus, the success of the Company will largely depend on the efforts of its Director and Officer. Accordingly, no person should purchase any of the Common Shares offered hereby unless he is willing to rely on the management of the Company by this person.

Our future success relies on the performance and continued service of our current officers and directors.

Our success is in part dependent upon the retention of our management and other personnel. If our management becomes unable or unwilling to participate in our business, our future business and financial performance could be materially and adversely affected. The loss of services of any of the management staff would have a material adverse effect on the Company’s operations. The Company has not purchased key man insurance policies on the lives of its management.

Each of these persons is, at present, engaged, and intends to continue to be engaged, in other businesses and ventures, including retail and Internet businesses and ventures, in addition to the Company. As a result, it is not anticipated that any members of the Board of Directors or the officers will devote all of his time and efforts to the business of the Company and that, in fact, each of them will devote only a portion of his time and efforts to the business of the Company.

In addition, as our business grows in size and complexity we must be able to continue to attract, develop and retain qualified personnel sufficient to allow us to adequately manage and grow our business. If we are unable to do so, our operating results could be negatively impacted. We cannot guarantee that we will be able to attract and retain personnel as and when necessary in the future.

There can be no assurance that we can achieve or maintain profitability.

We may not achieve or sustain profitability. We cannot guarantee that we will become profitable. Even if we achieve profitability, given the competitive and evolving nature of the industry in which we operate, we may be unable to sustain or increase profitability and our failure to do so would adversely affect the Company’s business, including our ability to raise additional funds.

The Company may become involved in legal proceedings in the ordinary course of business.

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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Statements Regarding Forward-looking Statements

______

This Disclosure Statement contains various "forward-looking statements." You can identify forward-looking statements by the use of forward-looking terminology such as "believes," "expects," "may," "will," "would," "could," “should," "seeks," "approximately," "intends," "plans," "projects," "estimates" or "anticipates" or the negative of these words and phrases or similar words or phrases. You can also identify forward-looking statements by discussions of strategy, plans or intentions. These statements may be impacted by a number of risks and uncertainties.

The forward-looking statements are based on our beliefs, assumptions and expectations of our future performance taking into account all information currently available to us. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Securities. For a further discussion of these and other factors that could impact our future results, performance or transactions, see the section entitled "Risk Factors."

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USE OF PROCEEDS

If we sell all of the shares being offered, our net proceeds (after our estimated offering expenses of $25,000) will be $475,000. We will use these net proceeds for the following.

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Four websites x4 $18,000 Setup social media platforms $5,000
				Product labels $10,000 Marketing, acquisitions, $10,000 Office and warehouse expense $36,144 Vending machines $18,000 Salaries $250,000
				Working capital $4,606
25.00%	$125,000.00	$6,250.00	$118,750.00	$118,750

If 50% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Websites x4 15,000 Setup social media platforms $10,000
				Office/warehouse $36,144 Vending machines $18,000 Corporate sponsorship $75,000 Marketing roadshow $35,000 Salaries $50,000
				Acquisition of growing and production of cbd facility $300,000
				Working capital….18,856
50.00%	$250,000.00	$12,500.00	$237,500.00	$237,500

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If 75% of the Shared offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Websites x4 21,250 Setup social media platforms 15,000
				Product, label, $25,000 Marketing, acquisitions, 38,256 Office/warehouse $36,144 Vending machines $38,000 Corporate sponsorship $80,000 Salaries $60,000

				Working capital $28,000
75.00%	$375,000.00	$18,750.00	$356,250.00	$356,250

If 100% of the Shares offered are sold:

Percentage of Offering Sold	Offering Proceeds	Approximate Offering Expenses	Total Net Offering Proceeds	Principal Uses of Net Proceeds
				Websites x4 $21,250 Setup social media platforms $15,000
				Product, label, $25,000 Marketing, acquisitions, 32,650 Office/warehouse $36,144 Vending machines $38,000 Corporate sponsorship $80,000 Salaries $60,000

				Working capital $.........38,000
100.00%	$500,000.00	$25,000.00	$475,000	$475,000

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The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors.

As indicated in the table above, if we sell only 75%, or 50%, or 25% of the shares offered for sale in this offering, we would expect to use the resulting net proceeds for the same purposes as we would use the net proceeds from a sale of 100% of the shares, and in approximately the same proportions, until such time as such use of proceeds would leave us without working capital reserve. At that point we would expect to modify our use of proceeds by limiting our expansion, leaving us with the working capital reserve indicated.

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve and change. The amounts and timing of our actual expenditures, specifically with respect to working capital, may vary significantly depending on numerous factors. The precise amounts that we will devote to each of the foregoing items, and the timing of expenditures, will vary depending on numerous factors. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

In the event we do not sell all of the shares being offered, we may seek additional financing from other sources in order to support the intended use of proceeds indicated above. If we secure additional equity funding, investors in this offering would be diluted. In all events, there can be no assurance that additional financing would be available to us when wanted or needed and, if available, on terms acceptable to us.

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DILUTION

______

If you purchase shares in this offering, your ownership interest in our Common Stock will be diluted immediately, to the extent of the difference between the price to the public charged for each share in this offering and the net book value per share of our Common Stock after this offering.

Our historical net book value as of March 31, 2019 was a deficit of $7,222,925 or $(0.0015) per share of our Common Stock outstanding on June 30, 2019. Historical net book value per share equals the amount of our total assets less total liabilities, divided by the total number of shares of our Common Stock outstanding, all as of the date specified.

The following table illustrates the per share dilution to new investors discussed above, assuming the sale of, respectively, 100%, 75%, 50% and 25% of the shares offered for sale in this offering (after deducting estimated offering expenses of $25,000, $18,750, $12,500 and $6,2500, respectively):

Percentage of shares offered that are sold	100%	75%	50%	25%

Price to the public charged for each share in this offering	$0.0001	$0.0001	$0.0001	$0.00

Historical net book value per share as of September 30, 2018 (1)	-$0.0015	-$0.0015	-$0.0015	-$0.0015

Increase in net book value per share attributable to new investors in this offering (2)	$0.0008	$0.0007	$0.0005	$0.0003

Net book value per share, after this offering	-$0.0007	-$0.0008	-$0.0010	-$0.0012

Dilution per share to new investors	$0.0008	$0.0009	$0.0011	$0.0013

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DISTRIBUTION

This Offering Circular is part of an Offering Statement that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Circular supplement that may add, update or change information contained in this Offering Circular. Any statement that we make in this Offering Circular will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Circular supplement. The Offering Statement we filed with the SEC includes exhibits that provide more detailed descriptions of the matters discussed in this Offering Circular. You should read this Offering Circular and the related exhibits filed with the SEC and any Offering Circular supplement, together with additional information contained in our annual reports, semi-annual reports and other reports and information statements that we will file periodically with the SEC. See the section entitled “Additional Information” below for more details.

Pricing of the Offering

Prior to the Offering, there has been a limited public market for the Offered Shares. The initial public offering price was determined by the board of directors. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Circular and otherwise available;

•	our history and prospects and the history of and prospects for the industry in which we compete;

•	our past and present financial performance;

•	our prospects for future earnings and the present state of our development;

•	the general condition of the securities markets at the time of this Offering;

•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and

•	other factors deemed relevant by us.

Offering Period and Expiration Date

This Offering will start on or after the Qualification Date and will terminate if the Maximum Offering is reached or, if it is not reached, on the Termination Date.

Procedures for Subscribing

Go to our website, click on the "Invest Now" button and follow the procedures as described.

1.	Electronically receive, review, execute and deliver to us a subscription agreement; and

2.	Deliver funds directly by wire or electronic funds transfer via ACH to the specified account maintained by us.

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Circular.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

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Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our Common Stock on a best efforts’ basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Circular, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

Overview

For The Earth Corporation is a company that sells 100% non-toxic, biodegradable green products ranging from an odor elimination solution, and an entire line of all-natural cleaning products and health care products. The company's mission is to create green and biodegradable products that provide effective and sustainable solutions for people, pets and the Planet Earth

Recent Developments

In March 2019, the Company amended its articles of incorporation to authorize 10,000,000,000 shares of Common Stock having a par value of $0.00001

Revenue

We generated $58,744 in revenues during the year ended December 31, 2018.

Net loss

As a result of the foregoing, during the period from January 1, 2018 through December 31, 2018, we recorded a net loss of $110,918.

Liquidity and Capital Resources

As of December 31, 2018, the Company had cash on hand of $10,721. We may be required to raise additional funds, particularly if we are unable to generate positive cash flow as a result of our operations. We estimate that based on current plans and assumptions, that our cash will not be sufficient to satisfy our cash requirements under our present operating expectations, without further financing, for up to 12 months. In order to continue as a going concern, develop a reliable source of revenues, and achieve a profitable level of operations the Company will need, among other things, additional capital resources. Management’s plans to continue as a going concern include raising additional capital through borrowings and the sale of common stock. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to the Company. Even if the Company is able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing, or cause substantial dilution for our stockholders, in case of an equity financing.

Cash Flows

Operating Activities

From January 1, 2018 through December 31, 2018, we used $45,701 of cash in operating activities.

Financing Activities

From January 1, 2018 through December 31, 2018, financing activities provided $65,127. We received proceeds from the issuance of a convertible note.

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Critical Accounting Policies and Estimates

Use of estimates

The preparation of the unaudited financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Stock-Based Compensation

The Company records stock-based compensation in accordance with the guidance in ASC Topic 718 which requires the Company to recognize expenses related to the fair value of its employee stock and stock option awards. This standard requires that such transactions be accounted for using a fair-value-based method.

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BUSINESS

________

For the Earth, Inc.

For the Earth, Inc. offices are located at 20 E Thomas Rd., Suite 2200, Phoenix, AZ 85012. Our telephone number is 602-502-0602 and our Email address is INFO@FTEGCORP.COM.

The Company was originally organized in the State of Delaware on December 16, 1993, under the name Medjet, Inc. On January 27, 2011, the Company changed its name to For The Earth Corporation.

For The Earth Corporation is a company that intends to sell 100% non-toxic, biodegradable green products ranging from an odor elimination solution, and an entire line of all-natural cleaning products and health care products. The company's mission is to create green and biodegradable products that provide effective and sustainable solutions for people, pets and the Planet Earth

Our corporate mission is to become a healthy living, direct to consumer leader in the Green and Natural category providing consumers effective, easy-to-use products that provide healthy solutions to everyday problems.

Our Business

For The Earth Corporation was formed in Delaware on December 16, 1993 and has been in operation since late 2008, in order to sell consumable household products that are safe for the environment. Located in Phoenix, Arizona, the Company intends to sell products to retail, industrial (hotel, nursing homes, restaurants, professional sports teams, etc.), and direct-to consumers. The Company’s mission is to only manufacture biodegradable, environmentally friendly products that provide effective and sustainable solutions for people, pets, and the plant Earth.

In 2009 For The Earth Corporation experienced a significant growth through TV advertising through the Discovery Channel’s reality show, “Pitchmen” and several infomercials hosted by the late Billy Mays, that proved that the product will be well received by the general public when properly advertised. However, For The Earth Corporation could not maintain the growth because of a lack of working capital and consequently, the sales were significantly reduced in 2010.

Eco-friendly, or Green Products represent a substantive and ever-increasing percentage of the consumer market. “Greener” products can be characterized as products that have a reduced impact on human health and the environment as compared to other products that perform a similar function. Green products are big business:

*	$52 billion annual revenue
*	Double-digit growth
*	Consumers seek out products that respect the environment
*	Products MUST work for continued support

For The Earth Corporation is a company that will 100% non-toxic, biodegradable green products ranging from an odor-eliminating solution. Future products will include an entire line of all-natural cleaning products., a skin care line and CBD for both pet and human consumption. The company’s mission is to create “green” and biodegradable products that provide effective and sustainable healthy living solutions for people, pets, and the planet.

SPINS, a market research organization that focuses on the natural household products segment, reports natural household product sales within the natural supermarket channel (Whole Foods, Sprouts, Etc.) have increased consistently by over 20% per year since 1998 and were up 26% for the last 12 months ending September 2017. The Freedonia Group estimates that product penetration among mainstream households is just over 20%.

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Consumer panel research has consistently found that natural and organic product consumers tend to increase their purchases year over year. Consequently, those organizations that gain understanding of these trends have a greater chance of becoming brand leaders in emerging categories.

All this data points to the outstanding growth of natural products retailers are enjoying. This retail channel accounts for half of all-natural products sales, which is $26.5 billion in revenue. Internet sales are growing rapidly, reaching $558 million. Mass-market (food, drug, club and convenience stores) rose 8%; direct-to-consumer sales rose 6.4%.

It is in this business sector that For The Earth Corporation will launch its North American Go-To-Market strategy for its current and new product lines. Within the next four years, For The Earth plans on extending its natural product offerings under the For The Earth umbrella through internal product development and acquisitions. For The Earth intends on looking for acquisitions of companies, brands and even potential, growing farms and production facilities to guarantee the highest quality CBD products.

For The Corporation can be characterized as a healthy living, consumer products company providing environmentally safe consumable solutions to the ever-increasing “eco” or “green market” segment.

Market

The demand for green and natural products continues to grow sales, with consistent double-digit growth, in green and natural products to exceed $50 billion annually.

The Natural General Merchandiser Department looked specifically at sales of natural household cleaners and supplies and determined sales are growing at 20% in the natural channel and 5% in the FDM channels, while the growth of conventional household cleaners is stagnant at 1%. Sales of these eco-friendly products have been consistently growing for a number of years within the natural channel and serve as a good example of how the natural segment has reached all product segments. Today these products account for 40% of natural channel general merchandise sales, where in FDM they only account for 20%. The category is clearly underdeveloped in FDM.

The Natural Marketing Institute, based in Harleysville, PA, recently studied consumer attitudes in the area and found that 69% of the general population prefer a natural product to one derived from synthetic ingredients. Considering past consumer perceptions of poor product effectiveness and the overall lack of availability of these products, the growth rates are well above industry norms and suggest that increased researched and development, leading to a proliferation of products, will lead to sustainable double-digit growth rates for many years to come.

The data points are outstanding since natural products retailers account for half the natural product sales. This retail channel accounts for half of all-natural products sales, which is $26.5 billion in revenue. Internet sales are growing rapidly, reaching $558 million. Mass-market (food, drug, club and convenience stores) rose 8%; direct-to-consumer sales rose 6.4%.

Consumer panel research has consistently found that natural and green product consumers tend to increase their purchases year after year as they continue to expand their efforts for the environment and their overall health. Those organizations that gain an early understanding of these trends have a greater chance of becoming brand leaders in emerging categories. A 2006 study from researcher Mintel found 60% of consumers agreed with the statement: “I am concerned about the impact cleaning products have on the overall environment.”

Early entrants into this market segment were primarily niche companies, such as Seventh Generation and Method, but are now reaping the rewards Sales at Seventh Generation, which makes other green home products such as toilet tissue from 100% recycled paper and chlorine free diapers, has grown 2% to 40% annually over the past few years.

Americans are finally becoming more aware, according to an Ecover spokesperson, whereas Europeans have been buying green cleaners for years. “Europeans and Japanese, especially, are very particular about their products, very quality conscious, and they’re also willing to pay top dollar for high quality,” says Steve Estabrook, president of Orange-Mate, where 25% of sales are overseas. He says they usually see interest first overseas and later in the US.

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Initial sales will be achieved through a direct-to-consumer sales channel. For The Earth will be introduced through and home shows

Future Products

•	All-Purpose Cleaners, Window, and Laundry)
•	Skin Care Line
•	Direct to Consumer-Healthy Food Choices
•	Long Lasting Natural Sunscreen
•	Cannabidiol (CBD) Innovation (Pet and Human use)
•	Mosquito, Lice, Bed Bugs, ETC
•	Wound Spray

Current brand research indicates that brands, which engage consumers on an emotional level, are able to garner 20% to 200% greater growth than their competitors as well as sell greater volumes.

Studies show that as brand loyalty increases, consumers become less susceptible to price inducements from competitors, and will in fact pay a premium for the brand to which they are loyal. By some estimates, customer acquisition is up to six to eight times more expensive than customer retention; thus, reducing customer loss and increasing customer retention can realize significant savings.

Distribution Channels

For The Earth marketing strategy includes selling our products through several channels, utilizing exclusive distributor relationships, authorized resellers, affiliate programs, and direct to the consumer, via Internet and home-based business.

The determining factors in choosing these channels are (1) our greatest access to the largest number of potential customers while (2) having the ability to maintain the highest possible quality and deliver the strongest margin. We will utilize direct-to-consumer email, social media platforms and other direct involvement at distributor meetings and conventions.

Our mix of distribution channels will give us distinct advantages over our competition, including faster response to market shifts and access to markets they do not reach through retail presence.

Go-To-Market Strategy

Increase the “Social Networking” initiative on sites such as Twitter, Facebook, Instagram, Pinterest, Snapchat, and blog influencers

•	Increase an active presence on these sites by providing pages of earth-friendly information and remedies that meet customers’ needs and wants
•	Opportunity to test different approaches, key words, and other marketing/PR related activities.
•	Direct sales approach with “coupon”/promo-code-aided sales enticement, online influencers, and repetitive brand marketing

Home-Based Business

•	Focus on existing customer base and growth
•	Develop home-based case selling business

For The Earth marketing strategy includes selling our products through several channels, utilizing exclusive distributor relationships, authorized resellers, affiliate programs, and direct to the consumers via Internet and home-based business.

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The determining factors in choosing these channels are (1) our greatest access to the greatest number of potential customers while (2) having the ability to maintain the highest possible margin. We will utilize direct-to-consumer email blasts and other direct involvement.

Our mix of distribution channels will give us distinct advantages over our competition, including faster response to market shifts and access to markets they do not reach through retail presence.

Go-To-Market Strategy

Increase the “Social Networking” initiative on sites such as Twitter and Facebook.com.

•	Increase an active presence on these sites by providing pages of Earth-friendly information and remedies for traditional odor-oriented issues.
•	Opportunity to test different approaches, key words, and other marketing/PR related activities.
•	Direct sales approach with “coupon”/promo-code-aided sales enticement.

Direct to consumer marketing

•	Partner with players in niche offline segments: kiosk operators at malls. Home shows, seasonal fairs and other high-traffic venues.
•	Test sales of For The Earth products at Costco in or around the Phoenix Metro locations.

Home-Based Business

•	Focus on existing customer base
•	Develop home-based case selling business
•	Allow existing customers to buy cases at lower price and then re-sell for profit (Allowing the “I told two friends and so on” approach to develop)
•	Simplify the MLM model

Advertising & Promotion

Our advertising and promotional strategy is to position For the Earth as the leading brand. We will utilize the following media and methods to drive our message home to the customer.

For the next six months, advertising and promotion will require a minimum media budget of $60,000 per month or $360,000 annually. We arrived at this figure based on the launch plans for 2019.

On an ongoing basis we will budget our advertising investment at 10% of total sales. By consistently tracking the results of our advertising, we will be able to determine the effectiveness of our campaigns. This will allow us to adjust the budget allocation appropriately to ensure the highest possible return on our investment in advertising and promotions.

Competition

Environmentally friendly firms will compete with us. Our primary competitor is Seventh Generation which offers natural products in eCommerce and has just entered retail shelves. They are retail focused with natural products.

The Honest Company: is an American consumer goods company, founded by actress Jessica Alba, that emphasizes household products to supply the marketplace for ethical consumerism. It was founded in 2011, and the company had $250 million in 2016 sales and was valued at almost $1 billion as of October 2017. It sells all-purpose cleaners. hand soaps, laundry detergent, skin care, and sunscreen products.

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Method is not an all natural company but Method’s ingredients are comprehensively assessed for safety and environmental health. and the packaging design and materials are evaluated for safety, environmental factors and recyclability. Method sells a complete line of cleaning and laundry products, including all-purpose cleaners, hand soaps, and laundry detergent.

Many other companies sell natural and environmentally friendly products that may compete with our products may do not do so exclusively.

Seasonality

We do not expect any seasonality in our business.

Litigation

The Company has no current, pending or threatened legal proceedings or administrative actions either by or against the Company issuer that could have a material effect on the issuer's business, financial condition, or operations and any current, past or pending trading suspensions

Facilities

The Company does not own any real property. The Company maintains its head office at 20 E. Thomas Rd, Suite 2200, Phoenix, AZ 85012.

Employees

As of March 30, 2019, we had four employees, including our officer and director. We believe that we have been successful in attracting experienced and capable personnel. All our employees have entered agreements with us requiring them not to compete or disclose our proprietary information. Our employees are not represented by any labor union. We believe that relations with our employees are excellent.

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MANAGEMENT

______

The following table sets forth information regarding our executive officers, directors and significant employees, including their ages as of September 30, 2018:

Approximate hours per week for part-time employees

Name and Principal Position	Age	Term of Office	Approximate per week for Part-Time Employees
Nelson Grist – President	52	Since May 2008	52

Nelson Grist – President, Chief Executive Officer, Chief Financial Officer, Secretary and Director

Mr. Grist is the President and Chief Executive Officer of For The Earth Corporation (“For the Earth”). Mr. Grist has also served on the board of directors of For the Earth since 2008. Mr. Grist launched For The Earth in 2008 after he sold Product Management Group, a pet product brokerage business incorporated in Arizona.

Since the establishment of For the Earth, Mr. Grist led the company to acquire Mountain Green LLC and Prestige Pet, Inc. in 2012. Specializing in producing pet treats, the product of What Odor? was featured on the Discovery Channels show “The Pitchmen”.

Nelson launched Product Management Group in 1999. Working closely with buyers and senior management from stores such as PetSmart and PETCO, the company assisted sellers of different pet products and successfully placed the products onto the shelves of such large stores.

Mr. Grist has a wealth of knowledge in the consumer-packaged goods industry. His previous professional experience also includes H.J. Heinz, Iams, Eukanuba and Daymon Worldwide.

In July 2015, Mr. Grist filed a Chapter 7 personal bankruptcy in Maricopa County, Arizona. He was discharged in January 2016.

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EXECUTIVE COMPENSATION

______

Employment Agreements

Mr. Grist has entered into an employment agreement with the Company for a term of five years. Pursuant to their employment agreements, they have agreed to devote a substantial portion of their business and professional time and efforts to our business. The employment agreement provides that each employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. They may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The following table represents information regarding the total compensation our officers and directors of the Company as of September 30, 2018:

Name and Principal Position	Cash Compensation	Other Compensation	Total Compensation
Nelson Grist, Director, President, Director	$0.00	0	0
Total	$0.00	0	0

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there is no transaction involving the Company, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for its last three fiscal years.

Disclosure of Conflicts of Interest

There are no conflicts of interest between the Company and any of its officers or directors

Review, Approval or Ratification of Transactions with Related Parties

We have adopted a related-party transactions policy under which our executive officers, directors, nominees for election as a director, beneficial owners of more than 5% of any class of our Common Stock, and any members of the immediate family of any of the foregoing persons are not permitted to enter into a related-party transaction with us without the consent of our audit committee. If the related party is, or is associated with, a member of our audit committee, the transaction must be reviewed and approved by another independent body of our Board of Directors, such as our governance committee. Any request for us to enter into a transaction with a related party in which the amount involved exceeds $120,000 and such party would have a direct or indirect interest must first be presented to our audit committee for review, consideration and approval. If advance approval of a related-party transaction was not feasible or was not obtained, the related-party transaction must be submitted to the audit committee as soon as reasonably practicable, at which time the audit committee shall consider whether to ratify and continue, amend and ratify, or terminate or rescind such related-party transaction. All of the transactions described above were reviewed and considered by, and were entered into with the approval of, or ratification by, our Board of Directors.

During the last two full fiscal years and the current fiscal year or any currently proposed transaction, there are no transactions involving the issuer, in which the amount involved exceeds the lesser of $120,000 or one percent of the average of the issuer’s total assets at year-end for its last three fiscal years, including compensation awarded to executives.

Employment Agreements

Our officer has entered into an employment agreement with the Company for a term of five years. Pursuant to this employment agreement, he has agreed to devote a substantial portion of his business and professional time and efforts to our business. The employment agreement provides that the employee shall receive a salary determined by the Board of Directors commensurate with the development of the Company. He may be entitled to receive, at the sole discretion of our Board of Directors or a committee thereof, bonuses based on the achievement (in whole or in part) by the Company of our business plan and achievement by the employee of fixed personal performance objectives.

The employment agreement also contains covenants (a) restricting the executive from engaging in any activities competitive with our business during the terms of such employment agreements and one year thereafter, and (b) prohibiting the executive from disclosure of confidential information regarding the Company at any time.

The Company's directors are elected by shareholders at each annual meeting or, in the event of a vacancy, appointed by the Board of Directors then in office to serve until the next annual meeting or until their successors are duly elected and qualified. The Company's executive officers are appointed by the Board of Directors and serve at the discretion of the Board of Directors.

Legal/Disciplinary History

None of For the Earth, Inc.’s Officers or Directors have been the subject of any criminal proceeding or named as a defendant in a pending criminal proceeding (excluding traffic violations and other minor offenses);

None of For the Earth, Inc.’s Officers or Directors have been the subject of any entry of an order, judgment, or decree, not subsequently reversed, suspended or vacated, by a court of competent jurisdiction that permanently or temporarily enjoined, barred, suspended or otherwise limited such person’s involvement in any type of business, securities, commodities, or banking activities;

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None of For the Earth, Inc.’s Officers or Directors have been the subject of any finding or judgment by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission, the Commodity Futures Trading Commission, or a state securities regulator of a violation of federal or state securities or commodities law, which finding or judgment has not been reversed, suspended, or vacated; or

None of For the Earth, Inc.’s Officers or Directors has been the subject of any entry of an order by a self-regulatory organization that permanently or temporarily barred, suspended or otherwise limited such person’s involvement in any type of business or securities activities.

Board Composition

Our board of directors currently consists of one member. Each director of the Company serves until the next annual meeting of stockholders and until his successor is elected and duly qualified, or until his earlier death, resignation or removal. Our board is authorized to appoint persons to the offices of Chairman of the Board of Directors, President, Chief Executive Officer, one or more vice presidents, a Treasurer or Chief Financial Officer and a Secretary and such other offices as may be determined by the board.

We have no formal policy regarding board diversity. In selecting board candidates, we seek individuals who will further the interests of our stockholders through an established record of professional accomplishment, the ability to contribute positively to our collaborative culture, knowledge of our business and understanding of our prospective markets.

Board Leadership Structure and Risk Oversight

The board of directors oversees our business and considers the risks associated with our business strategy and decisions. The board currently implements its risk oversight function as a whole. Each of the board committees when established will also provide risk oversight in respect of its areas of concentration and reports material risks to the board for further consideration.

Code of Business Conduct and Ethics

Prior to one year from the date of this Offering's qualification, we will be adopting a written code of business conduct and ethics that applies to our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions. We will post on our website a current copy of the code and all disclosures that are required by law or market rules in regard to any amendments to, or waivers from, any provision of the code.

Stock Options

Our stockholders have approved our Stock Option Plan, as previously adopted by our Board of Directors (the "Plan"). Under this Plan, our officers, directors, and/or key employees and/or consultants can receive incentive stock options and non-qualified stock options to purchase up to an aggregate of 1,000,000 shares of our Common Stock. To date, no options have been issued. The Class B Common stockholders are not eligible for such options.

With respect to incentive stock options, the Plan provides that the exercise price of each such option must be at least equal to 100% of the fair market value of the Common Stock on the date that such option is granted. The Plan requires that all such options have an expiration date not later than that date which is one day before the tenth anniversary of the date of the grant of such options (or the fifth anniversary of the date of grant in the case of 10% stockholders). However, with certain limited exceptions, in the event that the option holder ceases to be associated with the Company, or engages in or is involved with any business similar to ours, such option holder's incentive options immediately terminate.

Pursuant to the provisions of the Plan, the aggregate fair market value, determined as of the date(s) of grant, for which incentive stock options are first exercisable by an option holder during any one calendar year cannot exceed $100,000. No such options have yet been issued.

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Bonus Plan for Executive Officers

Our Board of Directors has established an annual Bonus Plan for Executive Officers (the “Bonus Plan.”) Under the Bonus Plan, a Committee of the Board of Directors sets performance targets for key employees who are or may become executive officers. Such executives are eligible for a bonus only if they meet the performance standards set in advance by the Committee. Aggregate bonuses may not exceed ten percent of income before taxes and bonuses may not exceed $1 million per employee.

Management Stock Option Plan

Our Board of Directors has adopted a Management Stock Bonus Plan. The Plan provides that the Company shall establish a reserve of 1,000,000 shares of Common Stock to be awarded to eligible salaried officers and directors. The Management Stock Bonus Plan Committee, composed of not less than three members, administers the Plan. The Board of Directors must review actions of the Committee. The Plan awards restricted stock to key executives. During the restricted period, the owner of the stock may not transfer the stock without first offering the Company the opportunity to buy back the stock at its issue price. In the first year of the restriction period, the Company has the right to buy back all of the awarded stock. In the second year, the Company has the right to buy back 75% of the awarded stock. After two years and until the end of the restriction period, a maximum of three years, the Company has the right to buy back 50% of the awarded stock. To date, the Company has not issued any Plan shares.

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PRINCIPAL STOCKHOLDER

______

The following table gives information on ownership of our securities as of December 1, 2018. The following lists ownership of our Common Stock by each person known by us to be the beneficial owner of over 5% of the outstanding Common and Preferred Stock, and by our officers and directors:

Name (1)	Common Stock	Percentage of Total Common Outstanding (2)	Percentage of Common Stock Outstanding Assuming All Shares Offered are Sold (3)
Nelson Grist	2000000000	41.7	20.4
All officers and directors	5000000000	20.4	20.4

(1)	The address for all shareholders is c/o For the Earth, Inc., 20 E Thomas Rd., Suite 2200, Phoenix, AZ 85012
(2)	Based on a total of 4,801,506,953 shares outstanding as of June 30, 2019.
(3)	Assumes all shares offered are sold.

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DESCRIPTION OF SECURITIES

______

Authorized Stock

The Corporation has three classes of stock. The total number of shares of stock which this Corporation shall have authority to issue is 10,030,000,004 shares, of which 10,000,000,000 shares shall be Class A Common Stock, $0.00001 par value per share (the “Class A Common Stock”); and 30,000,004 Preferred Stock, $0.00001 par value per share (the "Preferred Stock") and 4 shares shall be Class A Preferred Stock, $0.00001 par value per share (the "Class A Preferred Stock"); and 30,000,000 shares of Class B Preferred Stock, $0.00001 par value per share (the “Class B Preferred Stock”, and together with the Class A Preferred Stock, the “Preferred Stock”).

Preferred Stock

Subject to the limitations prescribed by law and the provisions of this Certificate of Incorporation, the Board of Directors Of the Corporation is authorized to Issue the preferred stock from time to time in one or more series, each of such series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional, or other special rights, and such qualifications, limitations or restrictions thereof, as shall be determined by the board of directors in a resolution or resolutions providing for the issue of such preferred stock. Subject to the powers. preference, and rights of any preferred stock, including any series thereof, having any preference or priority over, or rights superior to, the common stock and except as otherwise provided by law, the holders of common stock shall have and possess all powers and voting and other rights pertaining to the stock of the Corporation and each share of common stock shall be entitled to one vote.

Outstanding Preferred Stock

Series A Preferred Stock

There are designated "Series A Preferred Stock" with four shares authorized at $0.00001 par value per share.

CONVERSION RIGHTS.

If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall be convertible into the number of shares of Common Stock which equals four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of conversion, plus ii) the total number of shares of Series B Preferred Stocks which are issued and outstanding at the time of conversion.

Each individual share of Series A Preferred Stock shall be convertible into the number of shares of Common Stock equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of conversion + all shares of Series B Preferred Stocks issued and outstanding at time of conversion}]

divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of conversion]

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ISSUANCE

Shares of Preferred Stock may only be issued in exchange for the partial or full retirement of debt held by Management, employees or consultants, or as directed by a majority vote of the Board of Directors. The number of Shares of Preferred Stock to be issued to each qualified person (member of Management, employee or consultant) holding a Note shall be determined by the following formula:

For retirement of debt:

n åxi i = l	number of shares of Series A Preferred Stock to be issued

where x1 + x2 + x3 ••. +.. ,Xn represent the discrete notes and other obligations owed the lender (holder), which are being retired.

VOTING RIGHTS.

If at least one share of Series A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Series A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of Common Stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of Series B Preferred Stocks which are issued and outstanding at the time of voting.

Each individual share of Series A Preferred Stock shall have the voting rights equal to:

[four times the sum of: {all shares of Common Stock issued and outstanding at time of voting + all shares of Series B Preferred Stocks issued and outstanding at time of voting}]

divided by:

[the number of shares of Series A Preferred Stock issued and outstanding at the time of voting]

Series B Preferred Stock

DESIGNATION AND NUMBER OF SHARES. 30,000,000 shares of Series B Preferred Stock, par value $0.00001 per share (the “Preferred Stock”), are authorized pursuant to Article II of the Corporation's Amended Certificate incorporation (the “Series B Preferred Stock” or “Series B Preferred Shares”).

DIVIDENDS.

The holders of Series B Preferred Stock shall be entitled to receive dividends when, as and if declared by the Board of Directors, in its sole discretion.

LIQUIDATION RIGHTS.

Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Series B Preferred Stock, the holders of the Series B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share or, in the event of an aggregate subscription by a single subscriber for Series B Preferred Stock in excess of $100,000, $0.997 per share (as adjusted for any stock dividends, combinations, splits, recapitalizations and the like with respect to such shares) (the “Preference Value”), plus all declared but unpaid dividends, for each share of Series B Preferred Stock held by them. After the payment of the full applicable Preference Value of each share of the Series B Preferred Stock as set forth herein, the remaining assets of the Corporation legally available for distribution, if any, shall be distributed ratably to the holders of the Corporation's Common Stock.

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CONVERSION AND ANTI-DILUTION.

Each share of Series B Preferred Stock shall be convertible at par value $0.00001 per share (the “Series B Preferred”), at any time, and/or from time to time, into the number of shares of the Corporation's common stock, par value $0.00001 per share (the “Common Stock”), subject to adjustment from the Company's Board of Directors, as the Company enhances its Net Stockholder's Equity. For example, assuming a $2.50 price per share of Series B Preferred Stock, and a par value of $0.00001 per share for Series B Preferred each share of Series B Preferred Stock would be convertible into 100,000 shares of Common Stock. Such conversion shall be deemed to be effective on the business day (the "Conversion Date") following the receipt by the Corporation of written notice from the holder of the Series B Preferred Stock of the holder's intention to convert the shares of Series B Stock, together with the holder's stock certificate or certificates evidencing the Series B Preferred Stock to be converted.

Promptly after the Conversion Date, the Corporation shall issue and deliver to such holder a certificate or certificates for the number of full shares of Common Stock issuable to the holder pursuant to the holder's conversion of Series B Preferred Shares in accordance with the provisions of this Section. The stock certificate(s) evidencing the Common Stock shall be issued with a restrictive legend indicating that it was issued in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), and that it cannot be transferred unless it is so registered, or an exemption from registration is available, in the opinion of counsel to the Corporation. The Common Stock shall be issued in the same name as the person who is the holder of the Series B Preferred Stock unless, in the opinion of counsel to the Corporation, such transfer can be made in compliance with applicable securities laws. The person in whose name the certificate(s) of Common Stock are so registered shall be treated as a holder of shares of Common Stock of the Corporation on the date the Common Stock certificate(s) are so issued.

All shares of Common Stock delivered upon conversion of the Series B Preferred Shares as provided herein shall be duly and validly issued and fully paid and non-assessable.

Effective as of the Conversion Date, such converted Series B Preferred Shares shall no longer be deemed to be outstanding and all rights of the holder with respect to such shares shall immediately terminate except the right to receive the shares of Common Stock issuable upon such conversion.

The Corporation covenants that, within 30 days of receipt of a conversion notice from any holder of shares of Series B Preferred Stock wherein which such conversion would create more shares of Common Stock than are authorized, the Corporation will increase the authorized number of shares of Common Stock sufficient to satisfy such holder of shares of Series B submitting such conversion notice.

Shares of Series B Preferred Stock are anti-dilutive to reverse splits, and therefore in the case of a reverse split, are convertible to the number of Common Shares after the reverse split as would have been equal to the ratio established in Section 2.4(a) prior to the reverse split. The conversion rate of shares of Series B Preferred Stock, however, would increase proportionately in the case of forward splits, and may not be diluted by a reverse split following a forward split.

VOTING RIGHTS.

Each share of Series B Preferred Stock shall have ten votes for any election or other vote placed before the shareholders of the Company.

PRICE.

The initial price of each share of Series B Preferred Stock shall be $2.50. The price of each share of Series B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board, or through a resolution passed at an Action Without Meeting of the unanimous Board, until such time as a listed secondary and/or listed public market develops for the shares.

LOCK-UP RESTRICTIONS ON CONVERSION.

Shares of Series B Preferred Stock may not be converted into shares of Common Stock for a period of: a) six (6) months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; orb) twelve (12) months if the Company does not file such public reports.

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DIVIDEND POLICY

______

We have never declared or paid cash dividends on our capital stock. We currently intend to retain any future earnings for use in the operation of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any further determination to pay dividends on our capital stock will be at the discretion of our Board of Directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our Board of Directors considers relevant.

SECURITIES OFFERED

______

Current Offering

For the Earth, Inc. (“For the Earth, Inc.,” “We,” or the “Company”) is offering up to $500,000 total of Securities, consisting of Class A Common Stock, $0.00001 par value (the “Common Stock” or collectively the “Securities”).

The Common Stock

We are authorized to issue 10,000,000,000 shares of Common Stock, $0.00001 par value. The holders of Common Stock are entitled to equal dividends and distributions, with respect to the Common Stock when, as, and if declared by the Board of Directors from funds legally available for such dividends. No holder of Common Stock has any preemptive right to subscribe for any of our stock nor are any shares subject to redemption. Upon our liquidation, dissolution or winding up, and after payment of creditors and senior securities, the assets will be divided pro rata on a share-for-share basis among the holders of the shares of Common Stock. All shares of Common Stock now outstanding upon completion of this Offering are, and will be, fully paid, validly issued and non-assessable.

Holders of our Common Stock do not have cumulative voting rights, so that the holders of more than 50% of the shares voting for the election of directors will be able to elect 100% of the directors if they choose to do so. In that event, the holders of the remaining shares will not be able to elect any members to the Board of Directors.

Transfer Agent

Our transfer agent is OLDE MONMOUTH STOCK TRANSFER CO., INC. 200 MEMORIAL PARKWAY, ATLANTIC, NJ 07716. (732) 872-2727. The transfer agent is registered under the Exchange Act and operates under the regulatory authority of the SEC and FINRA.

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SHARES ELIGIBLE FOR FUTURE SALE

_____

Prior to this Offering, there has been a limited market for our Common Stock. Future sales of substantial amounts of our Common Stock, or securities or instruments convertible into our Common Stock, in the public market, or the perception that such sales may occur, could adversely affect the market price of our Common Stock prevailing from time to time. Furthermore, because there will be limits on the number of shares available for resale shortly after this Offering due to contractual and legal restrictions described below, there may be resales of substantial amounts of our Common Stock in the public market after those restrictions lapse. This could adversely affect the market price of our Common Stock prevailing at that time.

Rule 144

In general, a person who has beneficially owned restricted shares of our Common Stock for at least twelve months, in the event we are a reporting company under Regulation A, or at least six months, in the event we have been a reporting company under the Exchange Act for at least 90 days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the 90 days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that does not exceed the greater of the following:

•	1% of the number of shares of our Common Stock then outstanding; or
•	the average weekly trading volume of our Common Stock during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale;

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least 90 days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

LEGAL MATTERS

_____

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon by John E. Lux, Esq. of Washington, D.C.

WHERE YOU CAN FIND MORE INFORMATION

______

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act with respect to the shares of common stock offered hereby. This Offering Circular, which constitutes a part of the Offering Statement, does not contain all of the information set forth in the Offering Statement or the exhibits and schedules filed therewith. For further information about us and the common stock offered hereby, we refer you to the Offering Statement and the exhibits and schedules filed therewith. Statements contained in this Offering Circular regarding the contents of any contract or other document that is filed as an exhibit to the Offering Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Offering Statement. Upon the completion of this Offering, we will be required to file periodic reports, proxy statements, and other information with the SEC pursuant to the Securities Exchange Act of 1934. You may read and copy this information at the SEC's Public Reference Room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements and other information about issuers, including us, that file electronically with the SEC. The address of this site is www.sec.gov.

38

F-1

For the Earth Corporation

Condensed Consolidated Balance Sheets

(UNAUDITED)

	March 31, 2019	December 31, 2018
Assets:

Cash	$20,492	$10,721
Total current assets	20,492	10,721

Other Assets:

Property and equipment, net	4,921	721
Deposits	4,360
Intangible assets, net	199,167	10,000

Total Assets	$228,940	$21,442

Liabilities:

Accounts payable and accrued expenses	$1,116,456	$1,126,134
Loans payable	1,327	1,894
Convertible notes, including premium	1,390,000	140,000
Amounts due for acquisition	318,403	318,403
Shareholder loans	572,299	588,169
Demand notes	4,053,380	4,053,380
Total current liabilities	7,451,865	6,227,980

Total long-term liabilities

Total liabilities	7,451,865	6,227,980

Stockholders' equity (deficit):

Preferred Stock Class B - $0.00001 par value; 30,000,000 shares authorized; no shares issued or outstanding at March 31, 2019 and December 31, 2018	–	–
Preferred Stock Class A- $0.00001 par value; 4 shares authorized; 1 share issued and outstanding at March 31, 2019 and December 31, 2018	–	–
Common Stock-$0.00001 par value; 10,000,000,000 shares authorized,4,401,506,953 and 2,438,506,953 issued and outstanding at March 31, 2019 and
December 31, 2018, respectively	44,015	24,385
Additional paid-in capital	741,645	741,645
Accumulated deficit	(8,008,585)	(6,972,568)
Total stockholders' equity (deficit)	(7,222,925)	(6,206,538)

Total liabilities and stockholders' equity (deficit)	$228,940	$21,442

These condensed consolidated financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them

The accompanying notes are an integral pad of these condensed consolidated financial statements

F-2

For the Earth Corporation

Condensed Consolidated Statements of Operations

(UNAUDITED)

	Three months ended
	2019	2018
Sales	6,283	$17,125

Cost and expenses:
Operating	17,601	1,980
Selling, general and administrative expenses	390,138	17,776

Total cost and expenses	407,739	19,756

Other income/(expense):
Interest	(634,561)	(390)

Total other income/(expense)	(634,561)	(390)

Net loss	(1,036,017)	$(3,021)

Loss per share:
Basic and diluted	(0.0003)	$(0.0000)

Weighted average shares outstanding	3,166,829,175	2,178,905,713

These condensed consolidated financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them

The accompanying notes are an integral part of these condensed consolidated financial statements

F-3

For the Earth Corporation

Condensed Consolidated Statement of Changes in Stockholder? Equity (Deficit)

Three Months Ended March 31, 2019

(UNAUDITED)

	Common Stock		Additional Paid-in	Accumulated	Total Stockholders' Equity/
	Shares	Amount	Capital	Deficit	(Deficit)
Balance-December 31,2018	2,438,506,953	$24,385	$741,645	$(6,972,568)	$(6,206,538)

Shares issued for debt conversion	1,963,000,000	19,630	–	–	19,630

Net loss	–	$–	–	(1,036,017)	(1,036,017)

Balance- March 31,2019	4,401,506,953	$44,015	$741,645	$(8,008,585)	$(7,222,925)

These condensed consolidated financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them

The accompanying notes are an integral part of these condensed consolidated financial statements

F-4

For the Earth Corporation

Condensed Consolidated Statements of Cash Flows

(UNAUDITED)

	Three months ended March 31,
	2019	2018
Cash flows from operating activities:
Net loss	(1,036,017)	$(3,021)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Premium expense on convertible debt	625,000	–
Depreciation and amortization	1,177	–
Changes in working capital items:
Deposits	(4,360)	–
Accounts payable and accrued expenses	9,952	3,021

Net cash (used in) provided by operating activities	(404.248)	(0)

Cash flows from investing activities:
Purchase of furniture and equipment	(4,544)	–
Purchase of intangible assets	(190,000)	–

Net cash used in investing activities	(194,544)	–

Cash flows from financing activities:
Payments net of proceeds from loans	(567)	–
Proceeds from convertible notes	625,000	–
Payment on shareholder loan	(15,870)	–

Net cash provided by financing activities	608,563	–

Net change in cash	9,771	(0)

Beginning cash	10,721	–

Ending cash	$20,492	$(0)

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Supplemental Non-Cash investing and Financing Information

Common stock issued for conversion of debt	$19,630	$–

These condensed consolidated financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them

The accompanying notes are an integral part of these condensed consolidated financial statements

F-5

For the Earth Corporation
Notes to Unaudited Condensed
Consolidated Financial Statements

1.	ORGANIZATION AND NATURE OF BUSINESS, BASIS OF PRESENTATION AND GOING CONCERN

Organization and Nature of Business - For The Earth Corporation ("FTEC" or the "Company") was formed in December of 1993 in the state of Delaware. In 2011 the Company changed its name from Medjet, Inc. to For the Earth Corporation in order to sell consumable household products that are safe for the environment. Located in Phoenix, Arizona the Company intends to sell products to retail, industrial (hotel, nursing homes, restaurants, professional sports teams, etc.), and direct-to consumers.

On December 28, 2018, the Company entered into a purchase agreement with Macs and Buddy Pet Products, LLC ("MB"), see note 6. MB is an e-commerce company that primarily offers the sale of dog treats. The Company seeks to utilize MB as a platform to enter the Pet Product industry.

Going Concern - The accompanying condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has current year net losses, cash used in operations and has an accumulated deficit.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

In January of 2014, the Company was put in to court ordered Receivership due to the fact that an investor, Monarch Capital, did not consider the plan announced by the Company, to be a viable path toward repayment. In January of 2015, all assets of the Company's two operating subsidiaries were sold for $125,000 and the receivership ended.

Basis of Presentation - The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("GAAP") for interim financial information and in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the consolidated financial position, operating results and cash flows for the periods presented.

F-6

For the Earth Corporation
Notes to Unaudited Condensed
Consolidated Financial Statements

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company's December 31, 2018 financial statements. The interim results for the three months ended March 31, 2019 are not necessarily indicative of the results to be expected for the year ending December 31, 2019 or for any future interim periods.

As noted in note 6, the Company entered into a purchase agreement with Macs and Buddy Pet Products LLC, an Arizona corporation, which was deemed to be an entity under common control during the fourth quarter of 2018. Accordingly, the condensed consolidated financial statements have been retrospectively adjusted to furnish comparative information for all periods presented in accordance with Accounting Standards Codification (ASC) 805-50-45-5. Specifically, the condensed consolidated financial statements include the financial information of MB for all periods presented.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At March 31, 2019 and December 31, 2018, the Company had no cash equivalents.

Basis of Consolidation

The condensed consolidated financial statements include the operations of the Company and its wholly-owned subsidiary Macs and Buddy Pet Products, LLC.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740, "Accounting for Income Taxes," which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

F-7

For the Earth Corporation
Notes to Unaudited Condensed
Consolidated Financial Statements

The Company follows the provisions of the ASC 740 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company analyzes its tax positions by utilizing ASC 740 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively sealed upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.

As of March 31, 2019 and December 31, 2018, we have Net Operating Losses (NOL) carry forwards that create a deferred tax asset. The Company has determined that this deferred tax asset will not be realized, as such a 100% valuation allowance has been recorded against this asset.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

At March 31, 2019 and December 31, 2018 the Company had outstanding a promissory note convertible in to approximately 3,475,000,000 and 32,550,000 shares, respectively. These are not presented in the condensed consolidated statements of operations as the effect of these shares is anti- dilutive.

F-8

For the Earth Corporation
Notes to Unaudited Condensed
Consolidated Financial Statements

Revenue Recognition

As of January 1, 2018, the Company adopted Revenue from Contracts with Customers (Topic 606) ("ASC 606"). The new guidance sets forth a new five-step revenue recognition model which replaces the prior revenue recognition guidance in its entirety and is intended to eliminate numerous industry-specific pieces of revenue recognition guidance that have historically existed in U.S. GAAP. The underlying principle of the new standard is that a business or other organization will recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects what it expects to receive in exchange for the goods or services. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not addressed completely in the prior accounting guidance. The Company adopted the standard using the modified retrospective method and the adoption did not have a material impact on its financial statements.

The Company recognizes revenue when performance obligations under the terms of a contract with the customer are satisfied. Product sales occur once control is transferred upon delivery to the customer. Revenue is measured as the amount of consideration the Company expects to receive in exchange for transferring goods and services. Currently, our revenue is derived from one source, the sale of pet food and products.

Recent Accounting Pronouncements

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company's future financial statements. The following are a summary of recent accounting developments.

In February 2016, the FASB issued authoritative guidance, which is included in ASC 842, "Leases." This guidance requires lessees to recognize most leases on the balance sheet by recording a right-of-use asset and a lease liability. This guidance is effective for the Company as of January 1, 2019. Based on the completed analysis, the Company has determined the adjustment will not have a material impact on the financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any other new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its financial statements.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities ("ASC 815") as well as related interpretations of this standard. In accordance with this standard, derivative instruments are

F-9

For the Earth Corporation
Notes to Unaudited Condensed
Consolidated Financial Statements

recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering of the rights and obligations of each instrument.

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, and convertible debt the Company generally use the Black Scholes model, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of this accounting standard, increases in the trading price of the Company's common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative loss. Conversely, decreases in the trading price of the Company's common stock and decreases in trading fair value during a given year result in the application of non-cash derivative gain.

See Note under the heading "Derivative Liabilities" for a description and valuation of the Company's derivative instruments.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. During the three months ended March 31, 2019 and the year ended December 31, 2018, no impairments were noted.

Property and equipment

Property and equipment are recorded at its historical cost. The cost of property and equipment is depreciated over the estimated useful lives (ranging from 3-7 years) of the related assets utilizing the straight-line method of depreciation. Ordinary repairs and maintenance are expensed when incurred and major repairs will be capitalized and expensed if it benefits future periods.

F-10

For the Earth Corporation
Notes to Unaudited Condensed
Consolidated Financial Statements

Intangible Assets

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually. The Company has intangible assets subject to amortization related to its asset purchase of Clean Life Corporation of $5,000, and its asset purchase of Block & Tackle of $185,000 and website development costs capitalized of $10,000.

Website Development Costs

The Company accounts for website development costs in accordance with "ASC" 350-50 "Website Development Costs". Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

3. DECONSOLIDATION OF SUBSIDIARIES

On January 7, 2014, the assets that comprise our two operating subsidiaries were placed into receivership at the bequest of Monarch Capital Corporation ("Monarch"). Such assets collateralized our loan obligation with Monarch which we were in default. Accordingly, on January 7, 2014 we deemed we lost control of the operations of the subsidiaries and deconsolidated the assets placed into receivership. Deconsolidation requires the removal of all assets (and liabilities) to which we lost control, with the recognition of any proceeds from such disposal (proceeds were nil to the company). The Company recorded a loss on deconsolidation of $295,063 in the Statement of Operations, for the nine months ended September 30, 2014.

The assets and liabilities by account were as follows:

Asset or Liability	Amount
Cash	$14,579
Accounts receivable	$63,450
Inventories	$304,394
Other receivables	$63,931
Prepaid asset	$232,022
Long-lived assets	$415,726
Accounts payable	$(799,039)
Total	$295 063

Subsequent to being placed in receivership, such assets and businesses were sold and all proceeds from the sale were retained by Monarch.

F-11

For the Earth Corporation
Notes to Unaudited Condensed
Consolidated Financial Statements

4.	PROPERTY AND EQUIPMENT

The following is a summary of property and equipment—at cost, less accumulated depreciation:

	March 31, 2019	December 31, 2018
Computer equipment	5,265	721
Total cost	5,265	721
Less accumulated depreciation	(344)	–

Net, property plant and equipment	4,921	$721

Depreciation expense for the three months ended March 31, 2019 and the year ended December 31, 2018 was $344 and $0, respectively.

5.	INTANGIBLE ASSETS

The following tables set forth the intangible assets, both acquired and developed, including accumulated amortization as of March 31, 2019 and December 31, 2018:

	March 31, 2019
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value
Intellectual Property	5 years	190,000	–	190,000
Website	2.75 years	10,000	833	9,167
		$200,000	$833	$199,167

	December 31, 2018
	Remaining		Accumulated	Net Carrying
	Useful Life	Cost	Amortization	Value
Website	3.00 years	10,000	–	10,000
		$10,000	$–	$10,000

F-12

For the Earth Corporation
Notes to Unaudited Condensed
Consolidated Financial Statements

6.	ACQUISITIONS

Macs and Buddy Pet Products, LLC

On December 28, 2018, the Company entered into a purchase agreement with Macs and Buddy Pet Products, LLC, an Arizona corporation ("MB") and it's Member. Pursuant to the Agreement, the Company purchased 100% of MB in exchange for $15,000. Upon closing of the Agreement, the Company assumed all financial and contractual obligations of MB incurred both prior to and after the closing. As a result of the closing of the Agreement the Company became the owner of 100% of MB.

MB is an e-commerce company that primarily offers the sale of dog treats. The Company seeks to utilize MB as a platform to enter the Pet Product industry.

The selling member is Nelson Grist, the Company's Chief Executive Officer. Such selling member also has controlling financial interest of the Company. Accordingly, the acquisition of MB was deemed to be a transaction between entities under common control and thus the assets and liabilities of MB were transferred at their historical cost with prior periods retrospectively adjusted to include the historical financial results of MB. The equity accounts of the entities are combined.

The following table includes the financial information originally reported and the net effect of the acquisition for the three months ended March 31, 2018:

		Net Effect
	Prior to	of	Post
	Acquisition	Acquisition	Acquisition
Total Sales	$0	$17,125	$17,125
Net Loss	$0	$3,021	$3,021

Clean Life Corporation

On December 31, 2018, the Company acquired certain property including, Label Trade Marks, Websites and Social Media Platforms in exchange for a cash payment of $5,000. Through this acquisition the Company hopes to bring to the market highly differentiated, better performing products that are non-toxic, non-hazardous, biodegradable and safe for people, pets and the planet.

Block & Tackle

On March 27, 2019, the Company acquired certain assets including, primarily Intellectual Property solely related to the Block and Tackle Sunscreen Brand and Formulas in exchange for a cash payment of $185,000. Through this acquisition the Company hopes to bring to the market sunscreen products that are better performing and more natural and safe for people and the planet.

F-13

For the Earth Corporation
Notes to Unaudited Condensed
Consolidated Financial Statements

7.	COMMITMENTS AND CONTINGENCIES

Convertible Notes / Stock-Settled Debt

In December of 2018, the Company entered into a Securities Purchase Agreement with an institutional investor pursuant to which such Investor purchased an aggregate of $70,000 in principal amount of 10% Convertible Promissory Notes due November 6, 2019. During the three months ended March 31, 2019 the Company sold an additional $625,000 of these convertible promissory notes. The conversion price is 50% of the lowest trading price during the valuation period. Valuation period is defined as the 20 trading day period ending on the latest complete trading day prior to the conversion date. This convertible note, which is convertible into common shares at a fixed discount to the price of the common stock at the time of conversion is measured at the fair value of the note at the time of issuance at the fixed monetary value of the payable and the premium. A premium of $625,000 and $70,000 was recorded as interest expense on the issuance dates At March 31, 2019 and December 31, 2018 the fair value of this convertible note was $1,390,000 and $140,000, respectively and recorded on the balance sheet as a current liability.

In November of 2018, the Company issued a convertible promissory note to GPL Ventures, LLC in the amount of $2,300. The maturity date of the note was November 6, 2019 and contained an interest rate of 10%. The note was converted on December 27, 2018 into 219,600,000 shares of common stock.

Derivative Footnote

The GPL convertible promissory note included a conversion option that required bifurcation and to be accounted for as a derivative liability (until the Note was converted). Upon the execution of the conversion feature, the associated derivative liability was extinguished resulting in a gain on extinguishment of liability. The fair value of the conversion feature was calculated using the Black Scholes Merton Model. The cumulative fair values at respective date of issuances and extinguishment was $1,976,400.

The key assumptions used in the model are as follows:

Inception
Stock Price	$0.0095
Exercise Price	$0.00001
Term	1 year
Risk Free Interest Rate	3%
Volatility	492%
Dividend Rate	0%

F-14

For the Earth Corporation
Notes to Unaudited Condensed
Consolidated Financial Statements

The roll forward of the conversion feature derivative liability is as follows:

Balance — December 31, 2017	$–
Issuance of convertible note	1,974,100
Extinguishment of liability	(1,974.100)
Balance — December 31, 2018	$–
Balance — March 31, 2019	$–

Demand Notes

The Company entered into various demand note agreements for an aggregate amount of $2,400,800 throughout 2012, at an interest rate of 24%; interest payments due quarterly. In March of 2013, the Company and Monarch Capital restructured the demand notes into a loan agreement. The total amount financed is $3,438,848. Monarch Capital also provided $614,532 of demand notes to the Company during the time that the Company was in receivership. The total amount due is $4,053,380 and is recorded on the balance sheet as a current liability and is in default.

8.	LOANS FROM SHAREHOLDERS - RELATED PARTIES

On September 30, 2012, and subsequent dates the President and Chief Executive Officer loaned the Company approximately $190,000 in exchange for an unsecured note payable that bears an interest rate of 8% per annum, and is due on demand. As part of the Loan agreement with the third party, this Note to the President and CEO was transferred into a non-interest bearing shareholder loan that cannot be paid until the loan has been satisfied. During the three months ended March 31, 2019 $15,870 was paid back to this officer. At March 31, 2019 the balance due is approximately $172,000.

The Company has accrued compensation expense for work performed by two officers and shareholders through March 14, 2014. The liability through March 14, 2014, is approximately $400,000. As part of the Loan Agreement with Monarch Capital, these amounts were rolled into non-interest bearing shareholder loans that cannot be paid until the loan has been satisfied.

9.	STOCKHOLDERS' EQUITY

The Company is authorized to issue up to 10,030,000,004 shares capital stock, consisting of 10,000,000,000 shares of Common Stock, par value $0.00001 per share, 4 shares of Class A Preferred Stock, par value $0.00001 per share, and 30,000,000 shares of Class B Preferred Stock, par value $0.00001. The shares of Common Stock shall be entitled to

F-15

For the Earth Corporation
Notes to Unaudited Condensed
Consolidated Financial Statements

1 vote per share on all matters for which shareholders are entitled to vote. The rights and preferences of the Class A and Class B preferred Stock are noted below.

On March 15, 2019, the Company amended its articles of incorporation to decrease the authorized common shares from 20,000,000,000 to 10,000,000,000.

Preferred Stock

The Company has issued 1 preferred A and 0 preferred B shares issued and outstanding.

Class A Preferred Stoc

(a)	The holders of Class A Preferred Stock shall not be entitled to receive dividends.
(b)	The holders of Class A Preferred Stock shall not be entitled to receive any distributions in the event of any liquidation, or winding up of the corporation, either voluntary or involuntary.
(c)	The holders of Class A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock and other series or classes of Preferred Stock.
(d)	If at least one share of Class A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Class A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of Class B Preferred Stocks, which are issued and outstanding at the time of voting.

Class B Preferred Stoc

(a)	The holders of Class B Preferred Stock shall be entitled to receive dividends when as and if declared by the Board of Directors, in its sole discretion.
(b)	Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Class B Preferred Stock, the holders of the Class B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share.
(c)	Each share of Class B Preferred Stock shall be convertible at par value $0.00001 per share, at any time, and/or from time to time, into the number of shares of the Corporation's common stock, par value $0.00001 equal to the price of the Class B Preferred Stock of $2.50, divided by the par value of the Class B Preferred Stock, subject to adjustment as may be determined by the Board of Directors from time to time.
(d)	Each share of Class B Preferred Stock shall have 10 votes for any election or other vote placed before the shareholders of the Company.
(e)	The price of each share of Class B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board.

F-16

For the Earth Corporation
Notes to Unaudited Condensed
Consolidated Financial Statements

(f)	Shares of Class B Preferred Stock may not be converted into shares of common stock for a period of a) 6 months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; orb) 12 months if the Company does not file such public reports.

In December of 2018, the Company issued 219,600,000 shares of common stock for the conversion of a convertible promissory note.

In the first quarter of 2019, the Company converted $19,630 of debt into approximately 1,963,000,000 common shares.

10.	SUBSEQUENT EVENTS

On April 1, 2019, the Company signed a 37 month lease for 2,450 square feet to be used as distribution center. Lease payments are approximately $2,000 per month.

F-17

For the Earth Corporation
Consolidated Balance Sheets
(UNAUDITED)

	December 31, 2018	December 31, 2017
Assets:

Cash	$10,721	$2,016
Total current assets	10,721	2,016

Other Assets:

Property and equipment	721	–
Intangible assets	10,000	–

Total Assets	21,442	2,016

Liabilities:

Accounts payable and accrued expenses	$848,196	$845,888
Loans payable	1,894	2,815
Accrued payroll	277,938	277,938
Convertible notes, including premium	140,000	–
Amounts due for acquisition	318,403	318,403
Shareholder loans	588,169	592,121
Demand notes	4,053,380	4,053,380
Total current Liabilities	6,227,980	6,090,545

Total long-term liabilities	–	–

Total liabilities	6,227,980	6,090,545

Stockholders' equity (deficit):
Preferred Stock Class B - $0.00001 par value; 30,000,000 shares authorized; no shares issued or outstanding at December 31, 2018 and 2017	–	–
Preferred Stock Class A- $0.00001 par value; 4 shares authorized; 1 share issued and outstanding	–	–
Common Stock-$0.00001 par value; 20,000,000,000 shares authorized, 2,438,506,953 and 2,218,906,953 issued and outstanding at December 31, 2018 and 2017, respectively	24,385	22,189
Additional paid-in capital	741,645	741,432
Stock payable		9,500
Accumulated deficit	(6,972,568)	(6,861,650)
Total stockholders' equity (deficit)	(6,206,538)	(6,088,529)

Total liabilities and stockholders' equity (deficit)	$21,442	$2,016

These consolidated financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them

The accompanying notes are an integral part of these consolidated financial statements

F-19

For the Earth Corporation

Consolidated Statements of Operations
(UNAUDITED)

	Year ended December 31,
	2018	2018
Sales	$58,744	$28,777

Cost and expenses:
Operating	4,044	5,681
Selling, general and administrative expenses	95,126	25,471

Total cost and expenses	99,170	31,152

Other income/(expense):
Other	69	7
Derivative liability expense	(1,974,100)	–
Gain on extinguishment of derivative liability	1,974,100	–
Interest	(70,561)	(468)

Total other income/(expense)	(70,492)	(461)

Net loss	$(110,918)	$(2,836)

Loss per share:
Basic and diluted	$(0.0000)	$(0.0000)

Weighted average shares outstanding	2,221,313,528	2,178,905,713

These consolidated financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them

The accompanying notes are an integral part of these consolidated financial statements

F-20

For the Earth Corporation

Statement of Changes in Stockholders' Equity / (Deficit)

Year Ended December 31, 2018 and 2017

	Common Stock		Additional	Stock Subscription	Accumulated	Total Stockholders’ Equity/
	Shares	Amount	paid-in Capital	Payable	Deficit	(Deficit)
Balance - December 31, 2016	2,218,906,953	$22,189	$741,432	$9,500	$(6,858,814)	$(6,085,693)
		–
Net loss for 2017	–	–	–	–	(2,836)	(2,836)

Balance - December 31, 2017	2,218,906,953	$22,189	$741,432	$9,500	$(6,861,650)	$(6,087,729)

Common shares issued for note payable	219,600,000	2,196	213	–	–	2,409

Stock subscription payable written off	–	–	–	(9,500)	–	(9,055)

Net loss for 2018	–	–	–	–	(110,918)	(110,918)

Balance - December 31, 2018	2,438,506,953	$24,385	$741,645	$–	$(922,568)	$(6,206,538)

These consolidated financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them

The accompanying notes are an integral part of these consolidated financial statements

F-21

For the Earth Corporation

Consolidated Statements of Cash Flows
(UNAUDITED)

	Year ended December 31,

	2018	2017
Cash flows from operating activities:

Net loss	$(110,918)	$(2,836)
Adjustments to reconcile net loss to net cash (used in) operating activities:
Premium expense on convertible debt	70,000	–
Stock payable written off	(9,500)	–
Changes in working capital items:		–
Accounts payable and accrued expenses	4,717	4,852

Net cash (used in) provided by operating activities	(45.701)	2,016

Cash flows from investing activities:
Purchase of furniture and equipment	(721)	–
Purchase of intangible assets	(10,000)	–

Net cash used in investing activities	(10,721)	–

Cash flows from financing activities:

Payments net of proceeds from loans	(921)	–
Proceeds from Convertible notes	70,000	–
Payment on shareholder loan	(3,952)	–

Net cash provided provided by financing activities	65,127	–
Net change in cash	8,705	2,016

Beginning cash	2,016	–

Ending cash	$10,721	$2,016

Supplemental Disclosures of Cash Flow Information:

Cash paid for interest	$–	$–
Cash paid for taxes	$–	$–

Supplemental Non-Cash Investine and Financing Information

Common stock issued for conversion of accounts payable	$2,300	$–

These consolidated financial statements have not been subjected to an audit or review or compilation engagement, and no assurance is provided on them

The accompanying notes are an integral part of these consolidated financial statements

F-22

For the Earth Corporation
Notes to Unaudited Consolidated Financial
Statements
December 31, 2018 and 2017

1. ORGANIZATION AND NATURE OF BUSINESS, BASIS OF PRESENTATION AND GOING CONCERN

Organization and Nature of Business - For The Earth Corporation ("FTEC" or the "Company") was formed in December of 1993 in the state of Delaware. In 2011 the Company changed its name from Medjet, Inc. to For the Earth Corporation in order to sell consumable household products that are safe for the environment. Located in Phoenix, Arizona the Company sells products to retail, industrial (hotel, nursing homes, restaurants, professional sports teams, etc.), and direct-to consumers.

Going Concern - The accompanying consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company has prior year net losses, and has an accumulated deficit.

These conditions raise substantial doubt about the Company's ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amounts and classifications of liabilities that may result from the outcome of these uncertainties.

In January of 2014, the Company was put in to court ordered Receivership due to the fact that an investor, Monarch Capital, did not consider the plan announced by the Company, to be a viable path toward repayment. In January of 2015, all assets of the Company's two operating subsidiaries were sold for $125,000 and the receivership ended.

In December of 2018, the Company entered in to the pet products industry through an acquisition of a commonly controlled entity, see note 4.

The Company is planning on conducting research on Nano Technology to create cleaning products with Advanced Coating Technology (ACT). The Company has also been doing its due diligence on possible acquisitions of companies that manufacture 100% natural sunscreens and also companies that have developed other Natural supplements.

The Company is planning on moving forward on a Direct to Consumer selling strategy. This may allow faster revenues and will create quicker penetration into the market.

Lastly, the Company is looking in to acquiring a service company that provides bacteria treatments to schools and health care facilities. This can expand our reach into the service arm and enters us into other markets such as institutions and other government entities.

No assurance can be placed on management's plans.

Basis of Presentation - As noted in note 4, the Company entered into a purchase agreement with Macs and Buddy Pet Products LLC, an Arizona corporation ("Macs") which was deemed to be an entity under common control during the fourth quarter of 2018. Accordingly, the consolidated financial statements have been retrospectively adjusted to furnish comparative information for all periods presented in accordance with Accounting Standards Codification (ASC) 805-50-45-5. Specifically, the consolidated financial statements include the financial information of Macs for all periods presented.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. At December 31, 2018 and 2017, the Company had no cash equivalents.

F-23

For the Earth Corporation
Notes to Unaudited Consolidated Financial
Statements
December 31, 2018 and 2017

Basis of Consolidation

The consolidated financial statements for the year ended December 31, 2018 include the operations of the Company and its wholly-owned subsidiary Macs and Buddy Pet Products, LLC.

All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates in Financial Statements

The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Income Taxes

The Company accounts for income taxes pursuant to the provisions of ASC 740, "Accounting for Income Taxes," which requires, among other things, an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities. A valuation allowance is provided to offset any net deferred tax assets for which management believes it is more likely than not that the net deferred asset will not be realized.

The Company follows the provisions of the ASC 740 related to, Accounting for Uncertain Income Tax Positions. When tax returns are filed, it is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. In accordance with the guidance of ASC 740, the benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions.

Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50 percent likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount measured as described above should be reflected as a liability for uncertain tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. The Company believes its tax positions are all highly certain of being upheld upon examination. As such, the Company has not recorded a liability for uncertain tax benefits.

The Company analyzes its tax positions by utilizing ASC 740 Definition of Settlement, which provides guidance on how an entity should determine whether a tax position is effectively settled for the purpose of recognizing previously unrecognized tax benefits and provides that a tax position can be effectively settled upon the completion of an examination by a taxing authority without being legally extinguished. For tax positions considered effectively settled, an entity would recognize the full amount of tax benefit, even if the tax position is not considered more likely than not to be sustained based solely on the basis of its technical merits and the statute of limitations remains open.

As of December 31, 2018, and 2017, we have Net Operating Losses (NOL) carryforwards that create a deferred tax asset. The Company has determined that this deferred tax asset will not be realized, as such a 100% valuation allowance has been recorded against this asset.

F-24

For the Earth Corporation
Notes to Unaudited Consolidated Financial
Statements
December 31, 2018 and 2017

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the Company's net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity.

At December 31, 2018 the Company had outstanding a promissory note convertible in to approximately 32,550,000 shares. These are not presented in the consolidated statements of operations as the effect of these shares is anti- dilutive.

Recent Accounting Pronouncements

Accounting standards promulgated by the FASB are subject to change. Changes in such standards may have an impact on the Company's future financial statements. The following are a summary of recent accounting developments.

In February 2016, the FASB issued authoritative guidance, which is included in ASC 842, "Leases." This guidance requires lessees to recognize most leases on the balance sheet by recording a right-of-use asset and a lease liability. This guidance is effective for the Company as of January 1, 2019. The Company is currently evaluating the impact this standard may have on its financial statements.

In May 2014, the FASB issued authoritative guidance, which is included in ASC 606, "Revenue from Contracts with Customers." This guidance provides a single, comprehensive revenue recognition model for all contracts with customers and requires that a company recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. In July 2015, the FASB delayed the effective date of this guidance by one year. As a result, this guidance is effective for the Company as of January 1, 2018 and shall be applied either retrospectively to each period presented or as a cumulative-effect adjustment as of the date of adoption. Based on the completed analysis, the Company has determined the adjustment will not have a material impact on the financial statements.

The Company periodically reviews new accounting standards that are issued. Although some of these accounting standards may be applicable to the Company, the Company has not identified any other new standards that it believes merit further discussion, and the Company expects that none would have a significant impact on its financial statements.

Derivative Instruments

The Company enters into financing arrangements that consist of freestanding derivative instruments or are hybrid instruments that contain embedded derivative features. The Company accounts for these arrangements in accordance with Accounting Standards Codification topic 815, Accounting for Derivative Instruments and Hedging Activities ("ASC 815") as well as related interpretations of this standard. In accordance with this standard, derivative instruments are recognized as either assets or liabilities in the balance sheet and are measured at fair values with gains or losses recognized in earnings. Embedded derivatives that are not clearly and closely related to the host contract are bifurcated and are recognized at fair value with changes in fair value recognized as either a gain or loss in earnings. The Company determines the fair value of derivative instruments and hybrid instruments based on available market data using appropriate valuation models, considering of the rights and obligations of each instrument.

F-25

For the Earth Corporation
Notes to Unaudited Consolidated Financial
Statements
December 31, 2018 and 2017

The Company estimates fair values of derivative financial instruments using various techniques (and combinations thereof) that are considered consistent with the objective measuring fair values. In selecting the appropriate technique, the Company considers, among other factors, the nature of the instrument, the market risks that it embodies and the expected means of settlement. For less complex derivative instruments, such as freestanding warrants, and convertible debt the Company generally use the Black Scholes model, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock. Since derivative financial instruments are initially and subsequently carried at fair values, our income (expense) going forward will reflect the volatility in these estimates and assumption changes. Under the terms of this accounting standard, increases in the trading price of the Company's common stock and increases in fair value during a given financial quarter result in the application of non-cash derivative loss. Conversely, decreases in the trading price of the Company's common stock and decreases in trading fair value during a given year result in the application of non-cash derivative gain.

See Note under the heading "Derivative Liabilities" for a description and valuation of the Company's derivative instruments.

Impairment of long-lived assets

The Company periodically reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less that the carrying amount of the asset. The amount of impairment is measured as the difference between the asset's estimated fair value and its book value. During the years-ended December 31, 2018 and 2017, no impairments were noted.

Property and equipment

Property and equipment are recorded at its historical cost. The cost of property and equipment is depreciated over the estimated useful lives (ranging from 3-7 years) of the related assets utilizing the straight-line method of depreciation. Ordinary repairs and maintenance are expensed when incurred and major repairs will be capitalized and expensed if it benefits future periods.

Intangible Assets

Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. Assets not subject to amortization are tested for impairment at least annually. The Company has intangible assets subject to amortization related to its asset purchase of Clean Life Corporation of $5,000 and website development costs capitalized of $5,000.

Website Development Costs

The Company accounts for website development costs in accordance with "ASC" 350-50 "Website Development Costs". Accordingly, all costs incurred in the planning stage are expensed as incurred, costs incurred in the website application and infrastructure development stage that meet specific criteria are capitalized and costs incurred in the day to day operation of the website are expensed as incurred.

3. DECONSOLIDATION OF SUBSIDIARIES

On January 7, 2014, the assets that comprise our two operating subsidiaries were placed into receivership at the bequest of Monarch Capital Corporation ("Monarch"). Such assets collateralized our loan obligation with Monarch which we were in default. Accordingly, on January 7, 2014 we deemed we lost control of the operations of the subsidiaries and deconsolidated the assets placed into receivership. Deconsolidation requires the removal of all assets (and liabilities) to which we lost control, with the recognition of any proceeds from such disposal (proceeds were nil to the company). The Company recorded a loss on deconsolidation of $295,063 in the Statement of Operations, for the nine months ended September 30, 2014.

F-26

For the Earth Corporation
Notes to Unaudited Consolidated Financial
Statements
December 31, 2018 and 2017

The assets and liabilities by account were as follows:

Asset or Liability	Amount
Cash	$14,579
Accounts receivable	$63,450
Inventories	$304,394
Other receivables	$63,931
Prepaid asset	$232,022
Long-lived assets	$415,726
Accounts payable	$(799,039)
Total	$295 063

Subsequent to being placed in receivership, such assets and businesses were sold and all proceeds from the sale were retained by Monarch.

NOTE 4. ACQUISITIONS

Macs and Buddy Pet Products, LLC

On December 28, 2018, the Company entered into a purchase agreement with Macs and Buddy Pet Products, LLC, an Arizona corporation ("MB") and its Member. Pursuant to the Agreement, the Company purchased 100% of MB in exchange for $15,000. Upon closing of the Agreement, the Company assumed all financial and contractual obligations of MB incurred both prior to and after the closing. As a result of the closing of the Agreement the Company became the owner of 100% of MB.

MB is an e-commerce company that primarily offers the sale of dog treats. The Company seeks to utilize MB as a platform to enter the Pet Product industry.

The selling member is Nelson Grist, the Company's Chief Executive Officer. Such selling member also has controlling financial interest of the Company. Accordingly, the acquisition of MB was deemed to be a transaction between entities under common control and thus the assets and liabilities of MB were transferred at theft historical cost with prior periods retrospectively adjusted to include the historical financial results of MB. The equity accounts of the entities are combined.

The following table includes the financial information originally reported and the net effect of the acquisition for the year ended December 31, 2017:

	Prior to Acquisition	Net Effect of Acquisition	Post- Acquisition
Total Sales	$0	$28,777	$28,777
Net Loss	$0	$2,836	$2,836

The following table includes the financial information originally reported and the net effect of the acquisition as of December 31, 2017:

	Prior to Acquisition	Net Effect of Acquisition	Post- Acquisition
Total Assets	$0	$2,016	$2,016
Total Equity	$(6,087,729)	$(800)	$(6,088,529)

F-27

For the Earth Corporation
Notes to Unaudited Consolidated Financial
Statements
December 31, 2018 and 2017

5. COMMITMENTS AND CONTINGENCIES:

Convertible Notes / Stock-Settled Debt

In December of 2018, the Company entered into a Securities Purchase Agreement with an institutional investor pursuant to which such Investor purchased an aggregate of $70,000 in principal amount of 10% Convertible Promissory Notes due November 6, 2019. The conversion price is 50% of the lowest trading price during the valuation period. Valuation period is defined as the 20 trading day period ending on the latest complete trading day prior to the conversion date. This convertible note, which is convertible into common shares at a fixed discount to the price of the common stock at the time of conversion is measured at the fair value of the note at the time of issuance at the fixed monetary value of the payable and the premium. A premium of $70,000 was recorded as interest expense on the issuance date. At December 31, 2018 the fair value of this convertible note is $140,000 and recorded on the balance sheet as a current liability.

In November of 2018, the Company issued a convertible promissory note to GPL Ventures, LLC in the amount of $2,300. The maturity date of the note was November 6, 2019 and contained an interest rate of 10%. The note was converted on December 27, 2018 into 219,600,000 shares of common stock.

Derivative Footnote

The GPL convertible promissory note included a conversion option that required bifurcation and to be accounted for as a derivative liability (until the Note was converted). Upon the execution of the conversion feature, the associated derivative liability was extinguished resulting in a gain on extinguishment of liability. The fair value of the conversion feature was calculated using the Black Scholes Merton Model. The cumulative fair values at respective date of issuances and extinguishment was $1,976,400.

The key assumptions used in the model are as follows:

Inception
Stock Price	$0.0095
Exercise Price	$0.00001
Term	1 year
Risk Free Interest Rate	3%
Volatility	492%
Dividend Rate	0%

The roll forward of the conversion feature derivative liability is as follows:

Balance — December 31, 2017	$–
Issuance of convertible note	1,974,100
Extinguishment of liability	(1,974,100)
Balance — December 31, 2018	$–

Demand Notes

The company entered into various demand note agreements for an aggregate amount of $2,400,800 throughout 2012, at an interest rate of 24%; interest payments due quarterly. In March of 2013, the Company and Monarch Capital restructured the demand notes into a loan agreement. The total amount financed is $3,438,848. Monarch Capital also provided $614,532 of demand notes to the Company during the time that the Company was in receivership. The total amount due is $4,053,380 and is recorded on the balance sheet as a current liability and is in default.

F-28

For the Earth Corporation
Notes to Unaudited Consolidated Financial
Statements
December 31, 2018 and 2017

6. LOANS FROM SHAREHOLDERS - RELATED PARTIES

On September 30, 2012, and subsequent dates the President and Chief Executive Officer loaned the Company approximately $190,000 in exchange for an unsecured note payable that bears an interest rate of 8% per annum, and is due on demand. As part of the Loan agreement with the third party, this Note to the President and CEO was transferred into a non-interest bearing shareholder loan that cannot be paid until the loan has been satisfied.

Two officers and shareholders have recorded compensation expense for work performed through March 14, 2014. The liability through March 14, 2014, is approximately $400,000. As part of the Loan Agreement with Monarch Capital, these amounts were rolled into non-interest bearing shareholder loans that cannot be paid until the loan has been satisfied.

7. STOCKHOLDERS' EQUITY

On December 31, 2018, the Company amended its certificate of incorporation. The Company is authorized to issue up to 20,030,000,004 shares capital stock, consisting of 20,000,000,000 shares of Common Stock, par value $0.00001 per share, 4 shares of Class A Preferred Stock, par value 50.00001 per share, and 30,000,000 shares of Class B Preferred Stock, par value $0.00001. The shares of Common Stock shall be entitled to 1 vote per share on all matters for which shareholders are entitled to vote. The rights and preferences of the Class A and Class B preferred Stock are noted below.

Preferred Stock

The Company has issued 1 preferred A and 0 preferred B shares issued and outstanding.

Class A Preferred Stock

(a)	The holders of Class A Preferred Stock shall not be entitled to receive dividends.

(b)	The holders of Class A Preferred Stock shall not be entitled to receive any distributions in the event of any liquidation, or winding up of the corporation, either voluntary or involuntary.

(c)	The holders of Class A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock and other series or classes of Preferred Stock.

(d)	If at least one share of Class A Preferred Stock is issued and outstanding, then the total aggregate issued shares of Class A Preferred Stock at any given time, regardless of their number, shall have voting rights equal to four times the sum of: i) the total number of shares of common stock which are issued and outstanding at the time of voting, plus ii) the total number of shares of Class B Preferred Stocks, which are issued and outstanding at the time of voting.

Class B Preferred Stock

(a)	The holders of Class B Preferred Stock shall be entitled to receive dividends when as and if declared by the Board of Directors, in its sole discretion.

(b)	Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution or payment shall be made to the holders of any stock ranking junior to the Class B Preferred Stock, the holders of the Class B Preferred Stock shall be entitled to be paid out of the assets of the Corporation an amount equal to $1.00 per share.

F-29

For the Earth Corporation
Notes to Unaudited Consolidated Financial
Statements
December 31, 2018 and 2017

(c)	Each share of Class B Preferred Stock shall be convertible at par value 50.00001 per share, at any time, and/or from time to time, into the number of shares of the Corporation's common stock, par value 50.00001 equal to the price of the Class B Preferred Stock of $2.50, divided by the par value of the Class B Preferred Stock, subject to adjustment as may be determined by the Board of Directors from time to time.

(d)	Each share of Class B Preferred Stock shall have 10 votes for any election or other vote placed before the shareholders of the Company.

(e)	The price of each share of Class B Preferred Stock may be changed either through a majority vote of the Board of Directors through a resolution at a meeting of the Board.

(f)	Shares of Class B Preferred Stock may not be converted into shares of common stock for a period of a) 6 months after purchase, if the Company voluntarily or involuntarily files public reports pursuant to Section 12 or 15 of the Securities Exchange Act of 1934; orb) 12 months if the Company does not file such public reports.

In December of 2018, the Company issued 219,600,000 shares of common stock for the conversion of a convertible promissory note.

8. SUBSEQUENT EVENTS

On April 1, 2019, the Company signed a 37 month lease for 2,450 square feet to be used as distribution center. Lease payments are approximately $2,000 per month.

In the first quarter of 2019, the Company converted $29,000 of debt into approximately 2,363,000,000 common shares.

In March of 2019, the Company acquired from another company assets including IP, customer lists and formulas for block and tackle sunscreen brands.

On March 15, 2019, the Company amended its articles of incorporation to decrease the authorized common shares from 20,000,000,000 to 10,000,000,000.

F-30

PART III—EXHIBITS

Index to Exhibits

Exhibit
Number	Exhibit Description
2.1	Certificate of Incorporation of MetJet Inc.
2.2	Amended and Restated Articles of Incorporation (incorporated by reference to Form 1-A filed January 2, 2019)
2.3	Bylaws (incorporated by reference to Form 1-A filed January 2, 2019)
2.4	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to the amended Form 1-A filed February 25, 2019)
3.1	Specimen Stock Certificate (incorporated by reference to the amended Form 1-A filed February 25, 2019)
4.1**	Form of Subscription Agreement
6.4	Employment Agreement of Nelson Grist (incorporated by reference to Form 1-A filed January 2, 2019)
6.5	Indemnification Agreement of Nelson Grist (incorporated by reference to Form 1-A filed January 2, 2019)
6.6	Incentive Stock Option Plan (incorporated by reference to Form 1-A filed January 2, 2019)
6.7	Management Stock Bonus Plan (incorporated by reference to Form 1-A filed January 2, 2019)
6.8	Performance Bonus Plan (incorporated by reference to Form 1-A filed January 2, 2019)
11.1	Consent of Lux Law, P.A. (included in Exhibit 12.1)
12.1**	Opinion of Lux Law, P.A.

** Filed herewith

III-1

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on July 30, 2019.

(Exact name of issuer as specified in its charter):	For the Earth, Inc.

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By (Signature and Title):	/s/ Nelson Grist
Nelson Grist, Chief Executive Officer (Principal Executive Officer).

Date: July 30, 2019

SIGNATURES OF DIRECTORS:

/s/ Nelson Grist	July 30, 2019
Nelson Grist, Director	Date

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